Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated October 28, 2014)	Registration No. 333-198647

IMMUNE PHARMACEUTICALS INC.

$6,706,789 of Common Stock

plus 3,684,211 Commitment Shares

and 1,610,526 Loan Shares

This prospectus supplement relates to the issuance and sale of up to $6,706,789 of shares of our common stock, par value $0.001 per share (the “Common Stock”) pursuant to a Common Stock Purchase Agreement (the “CS Purchase Agreement”) that we entered into on November 17, 2016 with HLHW IV, LLC (referred to in this prospectus as “HLHW”) plus 3,684,211 shares of Common Stock to be issued to HLHW in consideration for entering into the CS Purchase Agreement (the “Commitment Shares”) as well as 1,610,526 shares of Common Stock to be issued to HLHW in consideration for the satisfaction of an outstanding loan balance of $306,000 that is due and payable pursuant to the terms of that certain loan agreement dated November 1, 2016, between the Company and HLHW (the “Loan Shares”).

The shares offered under this prospectus supplement include additional shares of Common Stock, which may be sold from time to time to HLHW until November 17, 2019, with an aggregate offering price of up to $6.7 million in accordance with the CS Purchase Agreement (the “Purchase Shares”). The purchase price for the Purchase Shares shall be equal to: (i) the lowest intra-day bid price on the trading day such Purchase Notice is delivered (the “Purchase Date”) if the Purchase Notice is delivered from 9:30am to 4:00pm Eastern Time of the regular session of any trading day, or (ii) the closing bid price of the Company’s Common Stock on NASDAQ (as defined below) on the Purchase Date if the Purchase Notice is delivered after the close of the regular session on any trading day.

This prospectus supplement and the accompanying prospectus also cover the sale of these shares by HLHW to the public. HLHW is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

Our Common Stock is traded on The NASDAQ Capital Market, or NASDAQ, under the symbol “IMNP”. On November 18, 2016, the last reported sale price of our Common Stock was $0.19 per share.

As of November 18, 2016, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $37.9 million, which was 138,091,362 shares of outstanding Common Stock, of which 7,370,875 were held by affiliates, and a per share price of $0.29 based on the closing price of our Common Stock on September 20, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75.0 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement, and including this offering, we have offered securities with an aggregate market value of approximately $4.9 million pursuant to General Instruction I.B.6 on Form S-3.

Investing in our Common Stock involves risks. See “Risk Factors” on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 21, 2016

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Information by Reference” and the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus dated October 28, 2014, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to “we,” “us” and “our” refer to Immune Pharmaceuticals Inc.

i

Prospectus Supplement Summary

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” and in the accompanying prospectus. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Overview

Immune Pharmaceuticals Inc., together with its subsidiaries (“Immune” or the “Company”), is a clinical stage biopharmaceutical company specializing in the development and commercialization of novel targeted therapeutics in the fields of immuno-inflammation and immuno-oncology. The Company focuses on a precision medicine approach to treatment of diseases by incorporating methods for better patient selection in its clinical trials and the potential for development of companion diagnostics. The Company’s Immuno-inflammation product pipeline includes: bertilimumab, a clinical-stage first-in-class fully human antibody, targeting eotaxin-1, a key regulator of immuno-inflammation, a portfolio of clinical-stage immune oncology products and NanoCyclo, a topical nanocapsule formulation of cyclosporine-A, for the treatment of atopic dermatitis and psoriasis.

We focus on a precision medicine approach to treatment of diseases by incorporating methods for better patient selection in its clinical trials and the potential for development of companion diagnostics. Our Immuno-inflammation product pipeline includes: bertilimumab, a clinical-stage first-in-class fully human antibody, targeting eotaxin-1, a key regulator of immuno-inflammation, a portfolio of clinical-stage immune oncology products and nanocyclo, a topical nanocapsule formulation of cyclosporine-A, for the treatment of atopic dermatitis and psoriasis.

Our current product portfolio is summarized in the table below:

Product(s)/ Product Candidate(s)	Primary Indication(s)	Status	Commercialization Rights
BERTILIMUMAB	Bullous Pemphigoid	Phase II	Immune (Worldwide)

	IBD (Crohn's and ulcerative colitis)	Phase II	Immune (Worldwide)
	Atopic Dermatitis	Planned Phase I/II	Immune (Worldwide)
	NASH	Planned Phase I/II	Immune (Worldwide)
NANOCYCLO (cyclosporin-A)	Atopic Dermatitis, Psoriasis	Preclinical	Immune (Worldwide)

IMMUNO-ONCOLOGY
Crolibulin	Solid Tumors	Phase II	Immune (Worldwide)
Azixa	Glioblastoma multiforme	Phase II	Immune (Worldwide)
NanomAbs	Solid Tumors	Preclinical	Immune (Worldwide)
Bispecific Antibodies	Oncology	Preclinical	Immune (Worldwide)
Ceplene	Acute Myeloid Leukemia (in combination with IL-2)	Phase III/ (owned in the EU and RoW by Meda AB)	Immune (Americas, Israel), Meda (EU, RoW)

OTHER/ PAIN
AmiKet	Neuropathic Pain	Phase III (Ready)	Immune (Worldwide)
LidoPAIN	Pain	Phase II	Immune (Worldwide)

S-1

Our immuno-oncology pipeline includes Ceplene, a first-in-class small molecule targeting the Histamine-2 Receptor (“H2R”) to overcome immunosuppression in Acute Myeloid Leukemia (“AML”) and potentially other malignancies. Ceplene has completed Phase III clinical trials and is approved by the European Medicines Agency (“EMA”) and in Israel and is marketed by Meda AB. Azixa and crolibulin are Phase II clinical stage vascular disrupting agents (“VDA”). NanomAbs is a technology platform that allows the targeted delivery of chemotherapeutics into cancer cells and a novel technology platform for the construction of bispecific antibodies for immunotherapies.

Strategy

Our goal is to be a leading biotechnology company focused on the discovery, development and commercialization of novel immunotherapies for the treatment of diseases that currently lack effective therapies. Our work targets are primarily in severe inflammatory diseases in dermatology, gastro-enterology and cancer. We plan to achieve this by:

•	unlocking the value of its pipeline by allowing financing of specific asset groups such as but not limited to Immuno-Oncology through the establishment independently funded asset-centric subsidiaries;

•	securing scientific expert collaborative partnerships with academia to develop its products;

•	accelerating clinical development of its products;

•	expanding its product portfolio through targeted acquisitions and through the development of new drug candidates utilizing our proprietary nanoparticle and bispecific technologies; and

•	securing collaborative partnerships with other companies to co-develop and commercialize its products.

Products and Programs

Bertilimumab

Our lead product candidate, bertilimumab, is a fully human monoclonal antibody that targets eotaxin-1, a chemokine involved in inflammation. Eotaxin-1 has been validated as a bio-marker of disease severity and a therapeutic target for several inflammatory diseases. In 2015, we initiated and are currently enrolling patients in Phase II clinical trials, comprised of a placebo-controlled, double-blind study with bertilimumab for the treatment of ulcerative colitis (“UC”), a common form of inflammatory bowel disease (“IBD”), and an open label trial in newly diagnosed patients with bullous pemphigoid (“BP”), a rare auto-immune disease. We are also currently planning to expand the bertilumimab clinical development program to include severe atopic dermatitis (“AD”) and a series of preclinical and pilot clinical studies in multiple indications including liver disease such as nonalcoholic steatohepatitis (“NASH”).

In February 2016, Immune announced publication of new data on the role of eotaxin-1 in UC and crohn's disease. The article, published in Digestive Disease Science, presented results of an observational clinical study intended to characterize serum and intestinal wall eotaxin-1 levels in IBD patients, and explored the effect of targeting eotaxin-1 by specific antibodies in an animal IBD model. These studies were conducted under the oversight of Professor Eran Goldin, Chairman of the Digestive Diseases Institute at Shaare Zedek Medical Center of the Hebrew University School of Medicine in Jerusalem, and supported in part by an unrestricted grant from the Company.

S-2

Bertilimumab addresses large unsatisfied markets such as Crohn’s disease, UC and severe AD as well as an orphan indication, bullous pemphigoid (BP), with limited treatment alternatives. Upon successful development, regulatory approval and commercialization in multiple indications, bertilimumab has the potential to address the following markets based on research from GlobalData Plc (“GlobalData”) and on multiple analysts’ reports:

•	the $14.0 billion Crohn’s & colitis market;

•	the $7.3 billion atopic dermatitis market; and

•	the $1.6 billion bullous pemphigoid market.

Our strategy is to enter into a strategic partnership with a large pharmaceutical or biotechnology company in order to accelerate the development of bertilimumab and maximize its commercial potential.

NanoCyclo

In January 2016, we entered into a worldwide exclusive licensing agreement with BioNanoSim Ltd., an Israeli company led by Professor Simon Benita, former Head of the Drug Research Institute at the Hebrew University of Jerusalem, for the development of a topical nanocapsule formulation of cyclosporine. NanoCyclo is the first stable formulation to leverage nanotechnology to ensure local dermal penetration of and minimize systemic exposure to cyclosporine, a drug used orally for the treatment of psoriasis and AD. NanoCylco has the possibility of development under a 505(b)2-regulatory submission, which is typically a faster process than the traditional 505(b)1 regulatory submission utilized by new chemical entities. Based on market research from GlobalData and multiple analysts’ reports, NanoCyclo could address the estimated $7.3 billion AD market and the $5.3 billion psoriasis market.

Immuno Oncology

Our Immuno Oncology programs include the following:

Ceplene

Ceplene® (histamine dihydrochloride), our lead oncology product candidate functions in AML by reducing the immunosuppressive effects of reactive oxygen species on T cells and Natural Killer (“NK”) cells, permitting their effective activation by Interleukin-2 (“IL-2”) in order to eliminate residual leukemic cells in patients who are in clinical complete remission. New findings emerging from work performed by our scientific collaborators from the University of Gothenburg, Sweden, has led to the identification of a patient cohort, which is most likely to benefit from combination Ceplene/IL-2 immunotherapy treatment. Our current research is in delineating the value of combining Ceplene with immune checkpoint inhibitors, which should pave the way for future trials and label expansion. Celpene is already approved for marketing in Europe and Israel and has Orphan Drug status in the U.S and EU.

In April 2016 the Company presented data at the American Association of Cancer Research annual conference in New Orleans on the results of a Phase IV international post-marketing clinical study using Ceplene within a group of older patients (above 60 years of age) for treating the more therapy-resistant older AML patient population. The study showed that immunotherapy with Ceplene and low-dose IL-2 led to a re-distribution of cytotoxic T-cell subsets in blood towards a tumor-killing phenotype. These immunological properties of Ceplene/IL-2 therapy significantly predicted clinical outcomes such as relapse and survival.

In February 2016, we announced that we had filed a patent application directed to the treatment of AML and other cancers. The new invention provides methods of treating cancer by administration of Ceplene in combination with immune checkpoint inhibitors. The new patent application also provides methods of predicting the efficacy of Ceplene and IL-2 therapy in patients with AML.

S-3

We intend to leverage recent data on predictive bio-markers and post-ad hoc analysis of earlier studies to design and seek FDA guidance for a pivotal Overall Survival study in AML supporting a New Drug Application in the U.S. Immune is evaluating options for Ceplene in ex-U.S. territories where Ceplene is approved or could be approved based on the EU registration and where Immune has or may obtain the commercial rights.

Azixa

Azixa (verubulin) is a Phase II novel microtubular destabilizer that functions as a VDA. It evades multidrug resistance pumps, thus crossing the blood-brain-barrier and achieving high central nervous system concentrations. In Phase I and II clinical trials in glioblastoma multiforme (“GBM”), evidence of objective response was seen, including in patients who had failed previous bevacizumab (Avastin) therapy. Many scientists in the field of angiogenesis have suggested that the combination of anti-angiogenic and VDAs may be synergistic by both disrupting existing tumor vessels and inhibiting the formation of new vessels simultaneously. In addition, we are continuing preclinical work studying the potential advantages of combining Azixa with immune checkpoint inhibitors. If the results of these studies warrant further investigation, we may plan further clinical studies for GBM as well as other solid tumors. Azixa has Orphan Drug status for GBM in the U.S.

Crolibulin

Crolibulin is a novel small molecule VDA and apoptosis inducer for the treatment of patients with solid tumors and is a novel microtubule destabilizer that is selective for pathologic vasculature. Crolibulin is being studied by the National Cancer Institute in Phase I/II clinical trials for the treatment of anaplastic thyroid cancer (“ATC”). Crolibulin has shown promising vascular targeting activity with potent anti-tumor activity in preclinical in vitro and in vivo studies and in a Phase I clinical trial conducted in part by the National Cancer Research Institute and us. The molecule has been shown to induce tumor cell apoptosis and selectively inhibit growth of proliferating cell lines, including multi-drug resistant cell lines. Murine models of human tumor xenografts demonstrated crolibulin inhibits growth of established tumors of a number of different cancer types. In preclinical animal tumor models, combination therapy has demonstrated synergistic activity with cytotoxic drugs as well as anti-angiogenic drugs. This may support further development of crolibulin by us or with a partner in a variety of cancers other than ATC, including but not limited to refractory ovarian cancer and neuro-endocrine tumors. In a Phase I/II clinical trial of crolibulin in combination with cisplatin several complete responses were observed.

NanomAbs

Our NanomAbs technology platform is an antibody-drug conjugate (“ADC”) platform potentially capable of generating novel drugs with enhanced profiles, as compared to stand-alone antibodies. The technology conjugates mAbs to drug loaded nanoparticles to target drugs to specific cells. NanomAbs selectively accumulates in diseased tissues and cells, resulting in higher drug accumulation at the site of action with minimal off-target exposure. We are currently attempting to build a longer-term pipeline of NanomAbs for the treatment of cancer and may seek to enter into collaborative agreements with other companies to acquire complementary drugs or technologies to potentially accelerate the development of NanomAbs product candidates.

Bispecific Antibodies

In December 2015, we published data with a novel bispecific antibody in a poster presentation at the IBC Life Sciences Antibody Engineering & Therapeutics Conference in San Diego, CA. Our poster presentation titled "Design and Validation of a Novel Tetravalent IgG1-like BiSpecific Antibody Format". In this publication, we described positive study results with this novel platform for the production of tetravalent IgG1-like bispecific antibodies. The prototype bispecific antibody retained effector functions and mediated redirect killing of target cells by cytokine induced killer T cells demonstrating direct anti-cancer effects in vitro as well as anti-tumor activity and improved survival in a mouse xenograft model of disseminated leukemia. We believe that this newly developed platform may be further used to generate novel bispecific antibodies against immune-oncology targets. The poster was presented by Dr. Boris Shor, Ph.D., our Executive Director Research & Development and Dr. Jean Kadouche, Ph.D., a scientific co-founder of Immune. This work was developed by a collaborative European consortium and funded by a European grant.

S-4

In March 2016, we announced the publication of preclinical data in support of its bispecific antibody platform in the Journal of Immunology by Dr. Jean Kadouche, scientific co-founder of Immune, and other collaborators from a consortium of academic centers. The authors described the design and validation of a novel platform for the production of tetravalent IgG1-like bispecific antibodies, including final in-vivo proof-of-concept data for the benchmark molecule targeting human leukocyte antigen class II histocompatibility antigen and cluster of differentiation 5 (“HLA-DR/CD5”) protein. This work has been funded in part by a European grant to the collaborative European consortium.

Going forward, we are focusing on the development of bispecific antibodies targeting two immune check points, an immune check point and tumor specific target and undisclosed novel targets.

Other / Pain

AmiKet™   / AmiKet Nano

AmiKet is a prescription topical analgesic cream containing a formulation of two FDA approved drugs: amitriptyline, which is a widely-used antidepressant; and ketamine, an N-methyl-D-aspartic acid (“NMDA”), antagonist that is used as an intravenous anesthetic. AmiKet has completed Phase I and II clinical trials involving 1,700 patients for the treatment of neuropathic pain. In 2010, the FDA granted AmiKet Orphan Drug status for the treatment of postherpetic neuralgia (“PHN”). The PHN Phase III clinical trial has been designed on the basis of two statistically significant Phase II clinical trials. We are currently developing a new improved formulation of the product utilizing nano-particle technology licensed from Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. (“Yissum”). AmiKet Nano is expected to provide patent protection until 2036 and allow for the development of additional indications including diabetic peripheral neuropathy chemotherapy-induced peripheral neuropathy and chronic back pain. In October 2015, our Pain Scientific Advisory Board met to discuss a Phase III clinical trial aimed at seeking a broad neuropathic pain label and on the benefits of its novel nano formulation. We believe that the Advisory Board recommendation could serve as the basis for further development and commercialization for AmiKet/AmiKet Nano with a broader peripheral neuropathic pain indication, addressing an $8 billion market according to GlobalData. We continue to review strategic opportunities by seeking investors or potential corporate partners with a focus on Amiket Nano.

Agreement with HLHW IV, LLC

On November 17, 2016, we entered into a CS Purchase Agreement with HLHW IV, LLC, or HLHW, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to HLHW up to $10.0 Million of shares of our Common Stock.

Beginning on the day following the date that certain closing conditions in the CS Purchase Agreement are satisfied (the “Commencement Date”), which conditions were satisfied on November 17, 2016, the Company shall have the right, but not the obligation, to direct HLHW via written notice (a “Purchase Notice”) to purchase up to a specific ceiling of shares of Common Stock (the “Purchase Shares”). The per share purchase price pursuant to such Purchase Notice shall be equal to: (i) from 9:30am to 4:00pm Eastern Time of the regular session of any trading day, lowest intra-day bid price or (ii) if after the close of the regular session on any trading day, then such trading day’s closing bid price on NASDAQ (the “Purchase Price”). The number of Purchase Shares that may be purchased under each Purchase Notice is subject to a ceiling of up to 500,000 Purchase Shares or an aggregate purchase amount of $250,000 in Purchase Shares, unless HLHW and the Company mutually agree otherwise. The Company and HLHW may mutually agree to increase the number of Purchase Shares that may be sold pursuant to a Purchase Notice to as much as an additional 2,000,000 Purchase Shares per business day. The foregoing notwithstanding, the Company shall have the obligation to sell and HLHW shall have the obligation to purchase at the Purchase Price a number of Purchase Shares with an aggregate value of $2,000,000 of Purchase Shares on or before December 31, 2016. Upon failure by the Company to comply with the obligation to sell to HLHW a number of Purchase Shares with an aggregate value of $2,000,000 by December 31, 2016, HLHW will be entitled to liquidated damages of $100,000. The Company shall also have the right but not the obligation to direct HLHW to buy up to an additional 30% of the trading volume of the Common Stock for the next business day at the lowest intra-day bid price of the Common Stock on such date of purchase. The Company may deliver notice to HLHW on or before 9:00 a.m. Eastern time on a date on which (i) the Company also submitted a Purchase Notice for a purchase of at least 200,000 Purchase Shares to HLHW and (ii) the closing bid price of the Company’s Common Stock is higher than $0.10. The Company may deliver additional Purchase Notices to HLHW from time to time so long as the most recent purchase has been completed. The Purchase Price is additionally subject to a floor price equal to $0.10 per share.

In the event the Company delivers a Purchase Notice or additional Purchase Notice to HLHW for more than thirty percent (30%) of the average of the five (5) previous Business Days dollar volume of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. based on a Trading Day from 9:30 AM (NYC time) to 4:02 PM (NYC time) for the nearest preceding Business Day (“Volume Limitation”), HLHW, in its sole discretion, may either accept or reject the Purchase Notice or additional Purchase Notice, in whole or in part. Furthermore, provided the Company can deliver the Purchase Shares or additional Purchase Shares via DWAC, the Company shall be obligated to require purchases for an aggregate number of shares of Common Stock representing a dollar value of an aggregate amount of not less than $1,000,000 per month, subject to the Volume Limitation. Upon failure of the Company to comply with its obligation to sell to HLHW a number of Purchase Shares with an aggregate value of at least $1,000,000, the Company will pay to HLHW as liquidated damages the sum of $50,000 for each thirty (30) day period such failure continues.

S-5

The Company shall not issue, and HLHW shall not purchase any shares of Common Stock under the CS Purchase Agreement, if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) by HLHW and its affiliates would result in the beneficial ownership by HLHW and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock of the Company, unless waived in writing by HLHW.

As consideration for the CS Purchase Agreement, the Company agreed to deliver to HLHW on or prior to November 23, 2016 (the ”Effective Date”) $700,000 of cash and/or shares of Common Stock (the “Commitment Shares”), or a combination thereof, at the election of HLHW. The Commitment Shares will be issued based on a per share price equal to the lowest intraday bid price on the Effective Date. In addition, per a loan agreement dated November 1, 2016 between the Company, as borrower, and HLHW, as lender, the Company agreed to pay the loan balance of $306,000 upon the Commencement Date by delivering a number of shares of Common Stock with an aggregate value of $306,000 based on a per share price equal to the Purchase Price on each of the dates that HLHW agrees to accept all or a portion of such shares of Common Stock. This prospectus supplement includes the 3,684,211 Commitment Shares to be issued to HLHW as well as the 1,610,526 shares of Common Stock to be issued to HLHW in consideration for the satisfaction of an outstanding loan balance of $306,000 that is due and payable pursuant to the terms of that certain loan agreement dated November 1, 2016, between the Company and HLHW (the “Loan Shares”).

At any time after the Commencement Date, the CS Purchase Agreement may be terminated by the mutual written consent of the Company and HLHW. The CS Purchase Agreement shall terminate automatically upon the commencement of certain bankruptcy proceedings, on the date that the Company sells and HLHW purchases the full number of Purchase Shares, or upon the first day of the month immediately following the 24 month anniversary of the Commencement Date (the “Maturity Date”). In the event that sales of Common Stock shall not have occurred within ten (10) business days of the date of the CS Purchase Agreement, due to the failure to satisfy any of the conditions set forth therein, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party except as described herein; provided, however, that the right to terminate the CS Purchase Agreement shall not be available to either party if such failure to satisfy any conditions is the result of a breach of the CS Purchase Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects. If the CS Purchase Agreement is terminated, a termination fee of $250,000 in cash, shares or a combination thereof, at HLHW’s election with such shares to be valued at the Purchase Price, will be immediately payable by the Company to HLHW. In addition, at any time after the Commencement Date, the Company shall have the option to terminate the CS Purchase Agreement for any reason or for no reason by delivering notice to HLHW electing to terminate the CS Purchase Agreement without any liability whatsoever except that the Company must transmit to HLHW a termination fee of $250,000 in cash or shares, at HLHW’s election with such shares to be valued at the Purchase Price, within two (2) Business Days following delivery of such notice of termination.

S-6

There is no upper limit on the price per share that HLHW must pay for our Common Stock under the CS Purchase Agreement. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

There are no trading volume requirements or restrictions under the CS Purchase Agreement, but there are limitations on the number of shares we can direct HLHW to purchase, as described above. We will control the timing and amount of any sales of our Common Stock to HLHW. HLHW may not assign or transfer its rights or obligations under the CS Purchase Agreement.

The CS Purchase Agreement also prohibits us from directing HLHW to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock that may be issued under the CS Purchase Agreement, including the Commitment Shares and Loan Shares, shall exceed the aggregate number of shares of Common Stock which the Company may issue upon without breaching the Company’s obligations under the rules or regulations of the NASDAQ Capital Market (the “Exchange Cap”). Notwithstanding the foregoing, such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the NASDAQ Capital Market for issuances of shares of Common Stock in excess of such amount the Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.  The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more shares of Common Stock hereunder than is permitted by the Exchange Cap if such issuance would require stockholder approval under the rules or regulations of the Principal Market.

An event of default shall be deemed to have occurred under the CS Purchase Agreement upon the occurrence of any of the following:

•	the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Regatta of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension or a trading or failure of our Common Stock to be listed on the principal market for a period of one business day;

•	the de-listing of our Common Stock from the NASDAQ Capital Market, provided our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the NYSE MKT;

•	the transfer agent’s failure for three business days to issue to HLHW shares of our Common Stock which HLHW is entitled to receive under the CS Purchase Agreement;

•	any breach of the representations or warranties or covenants contained in the CS Purchase Agreement or any related agreements which has or which has a material adverse effect on us subject to a cure period of five business days;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•	if at any time we are not eligible to transfer our Common Stock electronically;

•	if at any time the Exchange Cap CS Purchase Agreement is reached, to the extent applicable;

•	any default by the Company of a material term, covenant, warranty or undertaking of any agreement to which the Company is a party to; or

•	failure of the Company to publicly disclose within one business day any material default described in the section above.

S-7

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the CS Purchase Agreement. In the event of bankruptcy proceedings by or against us, the CS Purchase Agreement will automatically terminate without action of any party.

S-8

The Offering

Common Stock offered by us	Up to an aggregate of 35,298,888 of our shares in an aggregate offering amount not to exceed $6,706,789 of the $10.0 million per the CS Purchase Agreement, plus 3,684,211 Commitment Shares and 1,610,526 Loan Shares.

Common Stock to be outstanding after this offering	178,684,987 shares, assuming the issuance of 3,684,211 Commitment Shares, 1,610,526 Loan Shares and the sale of up to 35,298,888 shares at a price of $0.19 per share, which was the closing price of our Common Stock on the Nasdaq Capital Market on November 18, 2016. The number of actual shares that may be issued will vary depending on the sales prices under this offering. The number of shares that may be issued in this offering is limited to 40,593,625 shares, except in certain circumstances.

Offering price	The purchase price for the shares issuable under the CS Purchase Agreement shall be equal to: (i) the lowest intra-day bid price on the trading day that such Purchase Notice is delivered (the “Purchase Date”) if the Purchase Notice is delivered from 9:30am to 4:00pm Eastern Time of the regular session of any trading day, or (ii) the closing bid price of the Company’s Common Stock on NASDAQ on the Purchase Date if notice is delivered after the close of the regular session on any trading day.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including working capital. See “Use of Proceeds” on Page S-12.

Risk factors	An investment in our Common Stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-10 of this prospectus supplement on page 7 of the accompanying prospectus and in the information incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol	IMNP

The number of shares to be outstanding after this offering shown above is based on 112,691,362 shares of Common Stock outstanding as of September 30, 2016. It does not include as of such date:

•	7,552,627 shares of our Common Stock issuable upon exercise of stock options outstanding as of September 30, 2016 under our stock option plans, at a weighted average exercise price of $1.30 per share;

•	11,285,576 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2016 at a weighted-average exercise price of $3.14 per share;

•	As of September 30, 2016, 33,438,372 shares of Common Stock that are issuable in full satisfaction of dividends and conversion premium due on shares of Series D Preferred Stock already converted.

•	570,353 shares of our Common Stock available as of September 30, 2016 for future grant or issuance pursuant to our stock-based plan for employees, directors and consultants.

Corporate Information

Immune Pharmaceuticals Inc. (formerly, EpiCept Corporation) was incorporated in Delaware in March 1993. In November 2012, Immune Pharmaceuticals Ltd., incorporated in Israel in July 2010, entered into a definitive merger agreement with us, which was completed on August 25, 2013. Our website address is www.immunepharma.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. Our principal offices are located at 430 East 29th Street, Suite 940, New York NY 10016 and our telephone number is (646) 440-9310.

S-9

Risk Factors

Investing in our securities involves risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

Future sales or the potential for future sales of our shares of Common Stock may cause the trading price of our Common Stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our Common Stock, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and could materially impair our ability to raise capital through the sale of additional securities.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the sale of our Common Stock will be used for general corporate purposes, including working capital. We have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-11 of this prospectus supplement for further information.

If you purchase the Common Stock sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our Common Stock being offered may be higher than the book value per share of our Common Stock, you may suffer immediate substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. See the section entitled “Dilution” on page S-12 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

The issuance of additional shares of our Common Stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

S-10

Special Note Regarding Forward-Looking Statements

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. All forward-looking statements speak only as of the date of this prospectus supplement, are expressly qualified in their entirety by the cautionary statements included in this prospectus and are subject to a number of risks, uncertainties and assumptions, including those described under the sections in this prospectus supplement entitled “Risk Factors” and elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference thereto.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, among others:

•	our ability to continue to meet our obligations under our existing debt agreements;
•	our ability to obtain approval to market and commercialize any of our product candidates;
•	our dependence upon key personnel;
•	our reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates;
•	the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process;
•	our ability to find partners for our products on attractive terms, on a timely basis, or at all;
•	our history of operating losses since our inception;
•	the highly competitive nature of our business;
•	our ability to maintain the listing of our Common Stock on NASDAQ;
•	risks associated with litigation;
•	risks associated with our ability to protect our intellectual property;
•	risks associated with our ability to raise additional funds;
•	our ability to complete our planned clinical trials (or initiate other trials) in accordance with our estimated timelines due to delays;
•	our ability to continue to operate as a going concern; and
•	our liquidity.

Further, any forward-looking statement speaks only as of the date on which it is made. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties, or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement, whether as a result of any new information, future events, changed circumstances or otherwise. This prospectus supplement also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, financial condition, results of operations and the market price of our Common Stock.

S-11

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $7.7 million, after deducting estimated offering expenses of $40,000.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital.

We have not determined the amounts we plan to spend on any of the foregoing purposes or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

Dividend Policy

We have never declared or paid dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. In addition, under the terms of our loan with Hercules, we will not be able to pay cash dividends without prior written consent. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

S-12

Dilution

Purchasers of Common Stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of Common Stock, and the net tangible book value per share of Common Stock immediately after this offering.

Our net tangible book value as of September 30, 2016 was approximately $(18.7) million, or $(0.17) per share of Common Stock. After giving effect to (i) the issuance of 3,684,211 Commitment Shares, (ii) the issuance of 1,610,526 Loan Shares, (iii) the assumed sale of 35,298,888 shares of our Common Stock at an assumed offering price of $0.19 per share of Common Stock, which was the last reported sale price of our Common Stock on The NASDAQ Capital Market on November 18, 2016, our as adjusted net tangible book value, as of September 30, 2016, would have been approximately $(11.7) million, or $(0.08) per share of Common Stock. This represents an immediate increase in the net tangible book value of $0.09 per share to our existing stockholders and an immediate dilution in the net tangible book value of $(0.27) per share of Common Stock to investors purchasing Common Stock in this offering. The following table illustrates this calculation on a per share basis:

Assumed offering price per share of Common Stock		$0.19
Net tangible book value per share as of September 30, 2016	$(0.17)
Increase in net tangible book value per share after this offering	$0.09
As adjusted net tangible book value per share as of September 30, 2016, after giving effect to this offering		$(0.08)
Dilution per share to investors participating in this offering		$(0.27)

The table above assumes for illustrative purposes that an aggregate of 40,593,625 shares of our Common Stock are sold at a price of $0.19 per share, which was the last reported sale price of our Common Stock on The NASDAQ Capital Market on November 18, 2016. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.15 per share in the price at which the shares are sold from the last reported stock price of $0.19 per share, assuming all of the 40,593,625 shares of Common Stock are sold at that price, would increase our as adjusted net tangible book value per share after the offering by $0.13 per share and an immediate dilution in the net tangible book value per share to new investors in this offering of $0.38 per share of Common Stock. A decrease of $0.15 per share in the price at which the shares are sold from the last reported stock price of $0.19 per share, assuming all of the 40,593,625 shares of Common Stock are sold at that price, would increase our as adjusted net tangible book value per share after the offering by $0.06 per share and an immediate dilution in the net tangible book value of $0.15 per share of Common Stock to investors purchasing Common Stock in this offering. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 112,691,362 shares of Common Stock outstanding as of September 30, 2016. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2016 and excludes:

•	4,299,088 shares of our Common Stock issuable upon exercise of stock options outstanding as of September 30, 2016 under our stock option plans, at a weighted average exercise price of $1.30 per share;

•	11,285,576 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2016 at a weighted-average exercise price of $3.14 per share;

•	As of September 30, 2016, 33,438,372 shares of Common Stock that are issuable in full satisfaction of dividends and conversion premium due on shares of Series D Preferred Stock already converted.

•	570,353 shares of our Common Stock available as of September 30, 2016 for future grant or issuance pursuant to our stock-based plan for employees, directors and consultants.

S-13

Plan of Distribution

We entered into the CS Purchase Agreement with HLHW on the date of this prospectus supplement. In consideration for entering into the CS Purchase Agreement, we will issue the Commitment Shares to HLHW. In addition, we have agreed to issue the Loan Shares to HLHW in satisfaction of our outstanding obligations to HLHW under the loan agreement, dated November 1, 2016. The CS Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, HLHW is irrevocably committed to purchase up to an aggregate of $10.0 million of shares of our Common Stock over the 24-month term of the CS Purchase Agreement.

Neither we nor HLHW can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between HLHW, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to HLHW. We will agree to indemnify HLHW and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. HLHW will agree to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by HLHW specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

HLHW and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Stock during the term of the CS Purchase Agreement.

We have advised HLHW that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares to HLHW pursuant to this prospectus supplement for certain periods of time for certain reasons, including if the prospectus supplement is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold to HLHW or the earlier termination of the CS Purchase Agreement.

HLHW is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. HLHW has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the CS Purchase Agreement. Such sales will be made on the NASDAQ Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. HLHW has informed us that each such broker-dealer will receive commissions from HLHW that will not exceed customary brokerage commissions.

The transfer agent for our Common Stock is VStock Transfer LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is 212-828-8436.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “IMNP.”

S-14

Legal Matters

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of Common Stock being offered hereby.

Experts

The financial statements as of December 31, 2015 and for the year then ended, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.immunepharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below (File No. 001-36602) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2015, filed with the SEC on April 29, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 16, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 15, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 18, 2016;

•	Current Reports on Form 8-K filed with the SEC on January 7, 2016, January 11, 2016, January 15, 2016, February 4, 2016, February 29, 2016, April 20, 2016, June 13, 2016, July 1, 2016, July 6, 2016, July 19, 2016, August 3, 2016, September 7, 2016, September 16, 2016 and November 8, 2016;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed on August 20, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

S-15

We will provide a copy of the documents we incorporate by reference (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, to any person who received this prospectus. To request a copy of any or all of these documents, you should write or telephone us at:

Immune Pharmaceuticals Inc.

430 East 29th Street, Suite 940

New York, NY 10016

(646) 440-9310

You should rely only on the information provided or incorporated by reference in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the cover page of such documents.

S-16

PROSPECTUS

IMMUNE PHARMACEUTICALS INC.

$75,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market, or NASDAQ Capital Market, and NASDAQ OMX, First North Premier, Stockholm, or NASDAQ OMX, under the symbol “IMNP.” On October 27, 2014, the last reported sale price of our common stock on NASDAQ Capital Market was $3.00 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

On August 25, 2013, Immune Pharmaceuticals Inc. (formerly, EpiCept Corporation), a Delaware corporation, or Immune, closed a merger transaction, or the Merger, with Immune Pharmaceuticals Ltd., a privately held Israeli company, or Immune Ltd., pursuant to a definitive Merger Agreement and Plan of Reorganization, dated as of November 7, 2012, as amended, or the Merger Agreement, by and among Immune, EpiCept Israel Ltd., or the Merger Sub, an Israeli company and a wholly-owned subsidiary of Immune Ltd. Pursuant to the Merger Agreement, Merger Sub merged with and into Immune Ltd., following which Immune Ltd. became a wholly-owned subsidiary of Immune and the former stockholders of Immune Ltd. received shares of Immune that constituted a majority of the outstanding shares of Immune.

Unless the context otherwise requires, “Immune,” “the Company,” “we,” “us,” “our” and similar terms refer to Immune Pharmaceuticals Inc. and our subsidiaries prior to the merger described above and also include Immune Pharmaceuticals Ltd. and its subsidiaries following the merger described above. Unless stated or the context otherwise requires, references in this prospectus to “Immune Ltd.” refer to Immune Pharmaceuticals Ltd. and its subsidiaries.

1

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Immune Pharmaceuticals Inc. is a publicly traded (NASDAQ Capital Market: “IMNP”) clinical stage biopharmaceutical company specializing in the development and commercialization of targeted therapeutics, including monoclonal antibodies, or mAbs, nano-therapeutics and antibody drug conjugates, for the treatment of inflammatory diseases and cancer. We favor a personalized approach to treatment with the development and use of companion diagnostics. Bertilimumab is a fully human monoclonal antibody that targets Eotaxin-1, a chemokine involved in eosinophilic inflammation, angiogenesis and neurogenesis. Eotaxin-1 has been validated as a bio-marker of disease severity and a therapeutic target for several inflammatory diseases. Immune is currently initiating a placebo-controlled, double-blind Phase II clinical trial with Bertilimumab for the treatment of ulcerative colitis and an open label, Phase II clinical trial for the treatment of bullous pemphigoid, or BP, a dermatologic auto-immune orphan condition. We are assessing development in other indications including Crohn’s Disease and Severe Eosinophilic Asthma. We are building a long term pipeline through the development of the NanomAbs® which allow for the targeted delivery of cytotoxic drugs for the treatment of cancer. We are also seeking to partner our pain compound AmiKet, a topical cream consisting of a patented combination of amitriptyline and ketamine that is in late stage development for the treatment of peripheral neuropathies. We are assessing further clinical development and partnering of crolibulin for the treatment of certain solid tumors in combination with cytotoxic drugs and with anti-angiogenic drugs for the treatment of cancer. We are also considering a nanoparticle formulation of crolibulin in order to further optimize its efficacy/safety ratio.

Antibodies are large, complex proteins produced by immune cells that bind to and help eliminate foreign and infectious agents in the body. Antibodies are Y-shaped, composed of two arms that recognize a unique part of the foreign target, called an antigen, and a stem that triggers the activation of additional immune cells. mAbs bind to a specific site in the antigen. mAbs can be generated to target various cells and portions of cells that are involved in human diseases in order to neutralize their function or eliminate them completely. The main advantage of mAbs is their high selectivity and specificity to their target, which results in lower toxicity as compared to small molecule drugs. Immune’s NanomAbs technology conjugates mAbs to drug loaded nanoparticles to target the drugs to specific cells. NanomAbs selectively accumulate in diseased tissues and cells, resulting in higher drug accumulation at the site of action with minimal off-target exposure.

 On August 25, 2013, we closed the merger with Immune Pharmaceuticals Ltd., or Immune Ltd. (the “Merger”). After giving effect to the acquisition and the issuance of our common stock to the former stockholders of Immune Ltd., we had 13,276,037 shares of common stock issued and outstanding, with the stockholders of Immune Pharmaceuticals Inc. before August 25, 2013, which we refer to as pre-Merger Immune, collectively owning approximately 19%, and the former Immune Ltd. stockholders owning approximately 81%, of our outstanding common stock.

The Merger has been accounted for as a reverse acquisition with Immune Ltd. treated for accounting purposes as the acquirer. As such, the financial statements of Immune Ltd. are treated as our historical financial statements, with the results of pre-Merger Immune being included from August 26, 2013 and thereafter. For periods prior to the closing of the reverse acquisition, therefore, our discussion below relates to the historical business and operations of Immune Ltd.

Since our inception on July 11, 2010 (“Inception”), we incurred significant losses and expect to continue to operate at a net loss in the foreseeable future. For the six month period ended June 30, 2014, we incurred net losses of $4,519,000 and a total accumulated deficit of $26,798,000. Our existing cash at June 30, 2014, together with the $5,000,000 revolving line of credit we obtained from a related party in April 2014 is sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements in the next twelve months. Our ability to continue as a going concern is predicated upon being able to draw down on the $5,000,000 revolving line of credit. If such line were not available, we will not be able to support their current level of operations for the next 12 months. We will require additional financing in order to continue at our expected level of operations. If we fail to obtain needed capital, we will be forced to delay, scale back or eliminate some or all of its research and development programs, which could result in an impairment of our intangible assets.

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Recent Developments

NASDAQ Listing

On August 15, 2014, we received confirmation that our application to list our common stock on the NASDAQ Capital Market has been approved by the NASDAQ Stock Market, LLC. Our common stock began trading on the NASDAQ Capital Market on August 21, 2014 under the symbol “IMNP”.

August Option Grants

On August 11, 2014, our board of directors approved and granted 903,630 options to purchase common stock to our management, consultants, and employees. The options vest over 3 years, commencing on August 11, 2014, with a one year cliff and subsequent quarterly vesting. The options have an exercise price of $3.58 per share. The total grant date fair value of approximately $2.6 million was valued utilizing the Black-Scholes valuation model based on the following assumptions: volatility: 83.75%, share price: $3.58, risk free interest rate: 2.65%, forfeiture rate: 15% and dividend yield: 0%. We recognize compensation expense for all equity-based payments. In the third quarter of 2014, we expect total share based compensation expense, in connection with these option grants , to be approximately $0.15 million. The actual expense to be recorded at September 30, 2014 is anticipated to be adjusted due to the revaluation of non-vested consultant options which are required to be marked to market at the end of the reporting period.

We recognize compensation expense for all equity-based payments. Stock based compensation issued to employees is accounted for under ASC 718-10, “Compensation – Share Compensation” (“ASC 718-10”). We account for stock-based transactions with non-employees in which services are received in exchange for the equity instruments based upon the fair value of the equity instruments issued, in accordance with ASC 718-10 and ASC 505-50, “Equity-Based Payments to Non-Employees”. The value of such options is re-measured quarterly and income or expense is recognized during the vesting terms. The two factors that most significantly affect total expenses related to stock-based compensation are the estimated fair market value of the common stock underlying stock options for which stock-based compensation is recorded and the estimated volatility of the common stock.

We determined the fair value of stock options granted to employees, directors and consultants using the Black-Scholes-Merton valuation model. This model requires us to make significant assumptions regarding the expected stock price volatility, the risk-free interest rate and the dividend yield, and the estimated period of time option grants will be outstanding before they are ultimately exercised. Since the merger occurred on August 26, 2013, we still lack sufficient history to use our own historical volatility; as a result, we estimate our expected stock volatility based on historical stock volatility from comparable companies. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant. Estimates of pre-vesting option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

August 2014 Private Placement

On August 13, 2014, we entered into an investment agreement with one of our investors. Pursuant to the agreement, we received a total of $2.0 million upon closing. As consideration, we issued the investor 500,000 shares of our common stock, at $4.00 per share, and granted him 250,000 warrants, at an exercise price of $5.00 with a term of 5 years.

In accordance with guidance in ASC 815-40, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” and in ASC 815-40-15, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock”, we recognized the issued warrants within stockholders’ equity. As a result, in August 2014, we recorded an increase of approximately $2.0 million to our stockholders’ equity.

March 2014 Private Placement, Conversion Price Reset, Anti-Dilution Adjustments and Restated Warrants

On March 10, 2014, we had signed agreements to raise $11,720,000 (“March 2014 Financing”) through the sale of our newly designated Series C 8% Convertible Preferred Stock (the “Preferred C Stock”), convertible into shares of our common stock, at an initial conversion price per share equal to the lower of $3.40 and 85% of the offering price in a future public equity offering of at least $10,000,000, a five-year warrant to purchase 50% or 100% (as per the agreement with each investor) of a share of common stock at an exercise price equal to the lower of $4.25 and 125% of the conversion price of the Preferred Stock then in effect, and a five-year warrant to purchase 50% or 100% (as per the agreement with each investor) of our shares of common stock, at an exercise price equal to the lower of $5.10 and 150% of the conversion price of the Preferred C Stock then in effect (collectively, the “March 2014 Warrants”). One investor defaulted on payments of $1,000,000 under a short-term promissory note, resulting in rejection of the investor’s participation in March 2014 Financing. A total of $384,000 received from that investor in the second quarter of 2014, is to be applied to future financing done by us. In addition, two board members who participated in the March 2014 Financing and paid for their securities by fees earned for service as members of the board of directors, reduced their subscriptions by $20,000 each, resulting in the cancellation of an aggregate of 40 shares of Preferred C Stock and the related warrants.

The Preferred C Stock carries a dividend of 8% per annum, based on the stated value of $1,000 per share of Preferred C Stock, payable in cash or, at our option and subject to the satisfaction of certain conditions, in our shares of common stock. Dividends on the Preferred C Stock accrue from the date of issuance and are paid on the date of conversion thereof. As of June 30, 2014, a total of $279,000 was recorded for dividend such liability. In total, we issued 10,680 shares of Preferred C Stock, 1,680,945 March 2014 Warrants at an exercise price of $4.25 and 1,680,945 March 2014 Warrants at an exercise price of $5.10. We received total net proceeds of approximately $10,171,000 after deduction of related fees and expenses.

The March 2014 Warrants were accounted for as a derivative liability, as both the exercise price and the number of warrants issued are subject to certain anti-dilution adjustments. Therefore, the March 2014 Warrants were accounted for at fair value of $7,404,000. The Preferred C Stock was recorded as the difference between overall consideration and the value of the March 2014 Warrants on the date of issuance. A total amount of $3,096,000 was accounted for as mezzanine equity according to ASC 480 “Distinguishing Liabilities from Equity”, as such shares bear clauses allowing for a future adjustment to the number of shares issued to investors. As per above, such adjustment may only increase the number of shares issued, as the conversion price may only be reduced from the initially set level of $3.40. On the issuance date, the value ascribed to Preferred C Stock was the difference between the amount raised and the fair value of the March 2014 Warrants.

In connection with the March 2014 Financing, we filed a Registration Statement on Form S-1 (Registration No. 333-195251) to register the resale of the shares of common stock underlying the Preferred C Stock, the shares of common stock underlying the March 2014 Warrants and certain shares of common stock that may be issuable as payment for dividends on the Preferred C Stock, which registration statement was declared effective by the SEC on April 25, 2014. Subsequently, and in accordance with the terms of the Preferred C Stock, such registration triggered a reduction of the conversion price of the Preferred C Stock from $3.40 to $2.71 and the exercise price of the warrants was reduced from $4.75 to $3.39 and from $5.10 to $4.07, as applicable. In addition, the number of March 2014 Warrants was adjusted to reflect the decrease in exercise price. Consequently, as of May 2, 2014, an additional 786,977 shares of common stock may be issuable upon the conversion of the Preferred C Stock, an additional 62,958 shares may be issuable as payment for dividends thereon (the dividend amount represents the annual 8% accrual for the additional shares of common stock to be issued due to the reduction of the conversion price) and the March 2014 Warrants were exercisable for an additional 427,983 shares of common stock, at an exercise price of $3.39 per share, and 427,983 additional shares of common stock, at an exercise price of $4.07 per share. In addition, according to the March 2014 Financing, if a registration statement is not filed or declared effective in a timely manner, we may be liable to pay for potential liquidated damages to the holders.

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During the three month period ended June 30, 2014, certain investors elected to convert their Preferred C Stock. As a result, 1,529,262 shares of common stock were issued by us.

On June 23, 2014, the holders agreed to amend our Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (“Certificate of Designations”). Pursuant to the amendment, the holders of the Preferred C Stock are entitled, subject to the limitations on beneficial ownership contained in the Certificate of Designation, to vote on all matters as to which holders of our shares of common stock are entitled to vote. Each share of Preferred C Stock entitles its holder to such number of votes per share equal to the number of shares of Common Stock which would be obtained upon the conversion of such share of Preferred C Stock as if converted at market value of the Common Stock on the date of issuance. In addition, pursuant to the amendment, in the event of future adjustments, the conversion price of the Preferred C Stock will not be less than $0.25. As a result of the amendment, all then outstanding Preferred C Stock, in the total value of $1,887,000, were reclassified from mezzanine equity into the stockholders’ equity.

In consideration for the consent of the Preferred C Stockholders to amend the Certificate of Designation, and pursuant to the consent of greater than 67% of the holders of the securities issued in the March 2014 Financing allowing issuance of new securities by us, on June 23, 2014, we agreed to issue two-year warrants (the “June Warrants”) to purchase up to an aggregate of 427,179 shares of our common stock to the original purchasers of the Preferred C Stock, at an exercise price of $3.00 per share.

The June Warrants were valued at $441,000, using the Black-Scholes option pricing model, using the following assumptions: volatility of 81.38%, risk free interest rate of 0.45%, grant date stock price of $2.60, expected term of two years and 0% dividend yield. The June Warrants were accounted for as stockholders’ equity. We accounted for the amendment of our Preferred C Stock, classified as mezzanine equity prior to such amendment, as a modification of terms, as the additional fair value granted to the investors for such modification was less than 10% of pre-amendment value of Preferred C Stock. As such, as of June 30, 2014, we recognized $441,000, which is the total value of our June Warrants, as a deemed dividend.

On August 13, 2014, pursuant to an Amendment Agreement, we and all of the holders of our March 2014 Warrants agreed to amend and restate the March 2014 Warrants to remove all anti-dilution provisions, and make certain other changes, in consideration for which, the exercise prices were reduced from $3.39 to $3.00 and from $4.07 to $3.50, and the number of warrants was increased from 2,108,938 to 2,381,342 and from 2,108,938 to 2,449,380, respectively. In addition, we issued to such holders a total of 224,126 of our unregistered shares of common stock.

We accounted for the amendment of the March 2014 Warrants using the guidance in ASC 815 “Derivatives and Hedging” and ASC 470-50 “Debt – Modifications and Extinguishments”. Under ASC 470-50-40, as the overall modification was significant, extinguishment accounting was applied. As such, the difference between the fair value of the March 2014 Warrants just prior to the amendment and the fair value of the restated warrants and the restricted shares of common stock issued to investors, is to be recognized as a gain or a loss. As of August 13, 2014, the fair value of the original March 2014 Warrants was determined to be approximately $7.9 million, the fair value of the restated warrants was determined to be $10.2 million and the value of the unregistered shares of common stock was $0.8 million. As a result, a non-operating expense of $3.1 million was recorded in the statement of operations to reflect the extinguishment. In addition, a total non-operating expense of $2.3 million will be recorded in the third quarter of 2014, representing the revaluation of the derivative March 2014 Warrant to its fair value just prior to its amendment on August 13, 2014. Since the warrants no longer contain the anti-dilution protection provisions after the amendment, they are no longer classified as liabilities, and therefore reclassified to stockholders’ equity. The overall impact of such amendment on stockholders’ equity is an increase of $5.6 million, which is comprised of $10.2 million (the value of the restated warrants), $0.8 million (the fair value of the unregistered shares of common stock issued to investors), offset by a loss of $2.3 million recorded in connection with the revaluation of March 2014 Warrants, as well as the $3.1 million loss recorded in connection with the amendment.

The fair value was estimated using the Monte Carlo simulation and the Black-Scholes Model. The following assumptions were used to value the original warrants: volatility: 74.80%, share price: $4.11, risk free interest rate: 0.46%-0.52%, expected term: 2.03-2.08 years and dividend yield: 0%. The following assumptions were used to value the restated warrants: volatility: 74.40%, share price: $4.11, risk free interest rate: 0.71%, expected term: 2.50 years and dividend yield: 0%.

On August 22, 2014, we filed a registration statement on Form S-3 (Registration No. 333-198309) to register for resale the additional shares of common stock issuable upon conversion of shares of our Preferred C Stock based on the adjusted conversion price of $2.71 per share, shares of common stock that may be issued as payment for dividends on the additional Preferred C Stock, payable through May 2, 2015, shares of common stock issuable upon exercise of the June Warrants, and the shares of our common stock issuable upon exercise of our restated warrants. This registration statement on Form S-3 has not been declared effective.

Our Business

Bertilimumab

Immune’s lead product candidate, Bertilimumab, is a fully human monoclonal antibody that targets eotaxin-1, a chemokine involved in eosinophilic inflammation, angiogenesis and neurogenesis. Immune has initiated a placebo-controlled, double-blind Phase II clinical trial with Bertilimumab for the treatment of ulcerative colitis and a Phase II clinical trial for bullous pemphigoid, an auto-immune dermatological orphan indication. Bertilimumab has met the regulatory requirements for Phase II trials in Inflammatory Bowel Disease (IBD) (including Crohn's Disease (CD) and ulcerative colitis (UC)) and additional indications. Immune has selected ulcerative colitis to lead the Phase II trials in moderate-to-severe ulcerative colitis patients in Israel. This trial was approved by the Institutional Review Board of Shaare Zedek, Rambam, Wolfson, Meir and Sourasky Medical Centers in Israel and the Israeli Ministry of Health. The UC trial commenced in the third quarter of 2014. In addition, Immune has received a regulatory approval for a Phase II study in Bullous pemphigoid. The BP study commenced in the third quarter of 2014. Immune has also communicated with the gastro- intestinal section of the FDA and submitted a pre-Investigative New Drug, or IND, application on October 14, 2012. The pre-IND application is an early communication with the FDA to obtain guidance on the data necessary to warrant an IND application submission. In a meeting on February 6, 2012, the FDA recommended that Immune submit an IND application and provided guidance and support with respect to the development of Bertilimumab for the treatment of ulcerative colitis and Crohn's Disease, including recommendations as to minor chemistry, manufacturing and controls and preclinical studies that will need to be conducted during Bertilimumab’s clinical development. In 2014, Immune expects to file an IND application in the United States, and its equivalent in Europe, in order to expand its clinical program and to submit an orphan drug application for Bullous pemphigoid to the FDA and EMA. In addition, Immune began planning for the clinical development in several other indications, including severe asthma.

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NanomAbs Technology Platform

Immune’s NanomAbs technology platform is an ADC platform capable of generating novel drugs with enhanced profiles as compared to standalone antibodies or antibody-drug conjugates (ADCs). This technology conjugates targeting ligands, namely mAbs, to drug loaded nanoparticles. NanomAbs selectively accumulate in diseased tissues and cells, resulting in higher drug accumulation at the site of action with minimal off-target exposure. Immune is building a longer term pipeline of NanomAbs for the treatment of cancer and may enter into collaborative agreements with other companies to acquire complementary drugs or technologies and accelerate the development of NanomAbs drug candidates.

CrolibulinTM

CrolibulinTM another product candidate is a novel small molecule vascular disruption agent, or VDA, and apoptosis inducer for the treatment of patients with solid tumors. Crolibulin is being studied by the National Cancer Institute in a phase I/II for the treatment of Anaplastic Thyroid cancer (ATC). Crolibulin TM has shown promising vascular targeting activity with potent anti-tumor activity in pre-clinical in vitro and in vivo studies and in phase I clinical studies. The molecule has been shown to induce tumor cell apoptosis and selectively inhibit growth of proliferating cell lines, including multi-drug resistant cell lines. Murine models of human tumor xenografts demonstrated Crolibulin TM inhibits growth of established tumors of a number of different cancer types. In preclinical tumored animal models, combination therapy has demonstrated synergistic activity with cytotoxic drugs as well as anti-angiogenic drugs. This may support further development of Crolibulin in a variety of cancers other than ATC, including but not limited to refractory ovarian cancer.

AmiKetTM

AmiKetTM is a prescription topical analgesic cream containing a formulation of two FDA-approved drugs; amitriptyline, which is a widely-used antidepressant, and ketamine, an NMDA antagonist that is used as an intravenous anesthetic. AmiKet TM is designed to provide effective, long-term relief from the pain caused by peripheral neuropathies. Peripheral neuropathy is a medical condition caused by damage to the nerves in the peripheral nervous system which includes nerves that run from the brain and spinal cord to the rest of the body. Since each of these ingredients has been shown to have significant analgesic effects and because NMDA (N-methyl-D-aspartic acid) antagonists, such as ketamine, have demonstrated the ability to enhance the analgesic effects of amitriptyline, we believe the combination is a good candidate for the development of a new class of analgesics. We believe that AmiKet TM can be used effectively in conjunction with orally delivered analgesics, such as gabapentin.

AmiKetTM is an odorless, white vanishing cream that is applied twice daily and is quickly absorbed into the applied area. We believe the topical delivery of its patented combination represents a fundamentally new approach for the treatment of pain associated with peripheral neuropathy. In addition, we believe that the topical delivery of our product candidate will significantly reduce the risk of adverse side effects and drug to drug interactions associated with the systemic delivery of the active ingredients. The results of our clinical trials to date have demonstrated the safety of the cream for use for up to one year and a potent analgesic effect in subjects with chemotherapy-induced peripheral neuropathy, or CIPN, diabetic peripheral neuropathy, or DPN, and post-herpetic neuralgia, or PHN.

In 2010, the FDA has granted AmiKetTM Orphan Drug Status for the treatment of Post Herpetic Neuralgia.

In December 2011, we met with the FDA and were granted permission by the FDA to initiate immediately the Phase III clinical development of AmiKet TM in the treatment of CIPN. Fast Track designation was granted to us in April 2012. The FDA’s Fast Track program is designed to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and address unmet medical needs.

We are preparing for Phase III clinical trials and are looking for a development and commercialization partner for AmiKet TM. We initiated a comprehensive process targeting the 20 most likely development and commercial partners with the objective of commercializing AmiKet TM.

Corporate Information

Immune is headquartered in Cambridge, Massachusetts, and was incorporated in Delaware in March 1993 under the name EpiCept Corporation. Our principal offices are located at Cambridge Innovation Center, 1 Broadway, 14th Floor, Cambridge, MA 02142 and our telephone number is (914) 606-3500. Our principal website is www.immunepharmaceuticals.com. The information on or that can be accessed through our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market and NASDAQ OMX, First North Premier, Stockholm and trades under the symbol “IMNP.”

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the following risk factors and in the sections entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Relating to our Financial Position and Need for Additional Capital

We have limited liquidity and, as a result, may not be able to meet our obligations.

We have incurred significant losses since our inception. We expect to incur additional losses for the foreseeable future and may never achieve or maintain profitability.

Since our inception on July 11, 2010 (“Inception”), we have incurred significant losses and expect to continue to operate at a net loss in the foreseeable future. For the six month period ended June 30, 2014, we incurred net losses of $4,519,000 and a total accumulated deficit of $26,798,000. To date, we have financed our operations primarily through private placements of common stock and preferred stock, convertible debt securities and borrowings under our secured loan with MidCap Financial. Our revenue to date has consisted of government grants and royalties on licensed patents. We have devoted substantially all of our financial resources and efforts to developing Bertilimumab, our phase II drug for the treatment of inflammatory diseases and NanomAbs, our platform for the targeted delivery of cancer drugs, manufacturing Bertilimumab under cGMPs, conducting preclinical studies and clinical trials. We are still in the early stages of development of our product candidates, and we have not completed development of Bertilimumab, NanomAbs or other drugs. We expect to continue to incur significant expenses and operating losses for the foreseeable future. Our net losses may fluctuate significantly from quarter to quarter and year to year. We anticipate that our expenses will increase substantially as we continue the research and development of our product candidates.

To become and remain profitable, we must succeed in developing and eventually commercializing products that generate significant revenue. This will require us to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of our product candidates, discovering additional product candidates, obtaining regulatory approval for these product candidates and manufacturing, marketing and selling any products for which we may obtain regulatory approval, and establishing and managing our collaborations at various stages of each candidate’s development. We are only in the preliminary stages of most of these activities. We may never succeed in these activities and, even if we do, may never generate revenues that are significant enough to achieve profitability.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. If we are required by the FDA or EMA to perform studies in addition to those currently expected, or if there are any delays in completing our clinical trials or the development of any of our product candidates, our expenses could increase and revenue could be further delayed.

Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our product offerings or even continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our product candidates, or continue our development programs.

Our operations have consumed substantial amounts of cash since inception. We will require additional capital for the further development and commercialization of our product candidates, as well as to fund our other operating expenses and capital expenditures.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates. We may also seek collaborators for one or more of our current or future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and results of operations.

In order to carry out our business plan and implement our strategy, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through strategic collaborations, licensing arrangements, public or private equity or debt financing, bank lines of credit, asset sales, government grants, or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us, or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to certain of our product candidates or marketing territories.

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In addition, certain investors, including institutional investors, may be unwilling to invest in our securities if we are not able to up-list and maintain a listing on a U.S. national securities exchange. Our inability to raise capital when needed would harm our business, financial condition and results of operations, and could cause our stock price to decline or require that we wind down our operations altogether.

The terms of our senior secured credit facility place restrictions on our operating and financial flexibility. If we raise additional capital through this facility, the terms of any new debt could further restrict our ability to operate our business.

As of October 2, 2014, the outstanding principal balance of the loan was $3.50 million. The credit facility contains customary affirmative and negative covenants and events of default applicable to us and our subsidiaries. The affirmative covenants include, among others, covenants requiring us (and us to cause our subsidiaries) to maintain our legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on us and our subsidiaries transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and suffering a change in control, in each case subject to certain exceptions. If we default under the facility, the lender may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, the lender’s right to repayment would be senior to the rights of the holders of our common stock to receive any proceeds from the liquidation. The lender could declare a default upon the occurrence of any event that it interprets as a material adverse effect as defined under the credit facility, thereby requiring us to repay the loan immediately or to attempt to reverse the declaration of default through negotiation or litigation. Any declaration by the lender of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

We may be unable to license our product candidate AmiKet on terms that reflect the current carrying value of the asset, or at all, which would negatively affect our business, financial condition and results of operations.

We periodically perform an analysis to determine whether an impairment of our assets has occurred. As of December 31, 2013 and June 30, 2014, $27.5 million of merger consideration was allocated to acquired, in-process, research and development related to projects associated with the AmiKet license agreement.

Our most recent impairment analysis determined that no change in the carrying value of AmiKet was required. However, there is no assurance that future analysis would not result in the impairment of the fair value attributable to AmiKet. In addition, if the assumptions we used in connection with the merger to value our in-process research and development directly related to the AmiKet license agreement turn out to be incorrect, the carrying value of AmiKet may ultimately be impaired which would negatively affect our business, financial condition and results of operations. Furthermore, if we are unable to license AmiKet or to license AmiKet on terms materially less favorable than the assumptions used to value the asset in the merger, the carrying value of the assets would be impaired, which could materially adversely affect our business, financial condition and results of operations.

We may be exposed to market risk and interest rate risk that may adversely impact our financial position, results of operations or cash flows.

We may be exposed to market risk, i.e., the risk of loss related to changes in market prices, including foreign exchange rates, of financial instruments that may adversely impact our financial position, results of operations or cash flows.

In addition, our investments may be exposed to market risk due to fluctuation in interest rates, which may affect its interest income and the fair market value of investments, if any. We do not anticipate undertaking any additional long-term borrowings. At present, our investments consist primarily of cash and cash equivalents. We may invest in investment-grade marketable securities with maturities of up to three years, including commercial paper, money market funds, and government/non-government debt securities. The primary objective of our investment activities is to preserve principal while maximizing the income that we receive from our investments without significantly increasing risk of loss.

We are exposed to fluctuations in currency exchange rates which could have a material adverse effect on us.

Our foreign currency exposures gives rise to market risk associated with exchange rate movements of the U.S. dollar, our functional and reporting currency, mainly against the New Israeli Shekel, or NIS, and the British pound sterling. A significant portion of our expenses are denominated in U.S. dollars (with certain expenses payable to Lonza, if any, in the British pound sterling and to Israeli personnel, including sub-contractors and consultants, in the NIS). Our U.S. dollar expenses consist principally of payments made to personnel in the United States, including sub-contractors and consultants for preclinical studies, clinical trials and other research and development activities. We anticipate that the bulk of our expenses will continue to be denominated in U.S. dollars, the NIS or the British pound sterling. If the U.S. dollar fluctuates significantly against the NIS or the British pound sterling (to the extent we must make payments to Lonza) it may have a negative impact on our results of operations. In addition, non-U.S. dollar linked balance sheet items may create foreign exchange gains or losses, depending upon the relative dollar values of the non-U.S. currencies at the beginning and end of the reporting period, affecting our net income and earnings per share.

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To date, we have not engaged in hedging transactions. In the future, we may enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations. Exchange rate fluctuations resulting in a devaluation of the NIS or the British pound sterling compared with the U.S. dollar could have a material adverse impact on our results of operations and share price.

Risks Related to Regulatory Development, Approval and other Legal Compliance

If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to develop and then commercialize our product candidates or will not be able to do so as soon as anticipated, and our ability to generate revenue will be materially impaired.

Our product candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by the EMA and similar regulatory authorities outside the United States. Failure to obtain Investigational New Drug (IND) approval may delay or prevent us to develop our drugs in one or more jurisdiction. Later on, marketing approval for a product candidate (New Drug Application, NDA, or Biologic License Application, BLA) will prevent us from commercializing the product candidate. While our executives have experience with the IND, NDA and BLA processes, we expect to rely on third parties to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing development and later marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Our product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use. For example, new cancer drugs frequently are indicated only for patient populations that have not responded to an existing therapy or have relapsed. If any of our product candidates with a cancer indication receives marketing approval, the accompanying label may limit the approved use of our drug in this way, which could limit sales of the product.

The process of obtaining marketing approvals, both in the United States and abroad, is expensive and may take many years. If additional clinical trials are required for certain jurisdictions, these trials can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved, and may ultimately be unsuccessful. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review process for each submitted product application, may cause delays in the review and approval of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept a marketing application as deficient or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

Bertilimumab is a first in class monoclonal antibody. While we have met with the FDA regarding the development of Bertilimumab, it is possible that the FDA may change its requirements or require us to conduct additional pre-clinical and/or clinical study that may delay the development and approval of this drug. Unfavorable data from these studies may restrict the potential development and commercialization of Bertilimumab or lead to the termination of its development.

AmiKetTM has received Fast Track Designation from the FDA which allows for guidance, sequential submission of NDA components and accelerated review. However there is no guarantee that the FDA will not change its requirements or that the studies recommended by FDA will allow us to obtain data considered adequate for marketing approval.

NanomAbs are novel nano-therapeutics. Although the FDA and other regulatory authorities have approved nano-therapeutics in the past, they are monitoring whether nanotechnology-based therapeutics pose any specific health and human safety risks. While they have not issued any regulations to date, it is possible that the FDA and other regulatory authorities could issue regulations in the future regarding nano-therapeutics that could adversely affect our product candidates.

If we experience delays in obtaining approval or if we fail to obtain approval of our product candidates, the commercial prospects for our product candidates may be harmed and our ability to generate revenues will be materially impaired.

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We and other drug development companies have suffered setbacks in late-stage clinical trials even after achieving promising results in early stage development. Accordingly, the results from completed preclinical studies and early stage clinical trials may not be predictive of results in later stage trials and may not be predictive of the likelihood of regulatory approval.

Clinical trial designs that were discussed with regulatory authorities prior to their commencement may subsequently be considered insufficient for approval at the time of application for regulatory approval.

We or our partners discuss with and obtain guidance from regulatory authorities on clinical trial protocols. Over the course of conducting clinical trials, circumstances may change, such as standards of safety, efficacy or medical practice, which could affect regulatory authorities’ perception of the adequacy of any of our clinical trial designs or the data we develop from our clinical trials. Changes in circumstances could affect our ability to conduct clinical trials as planned. Even with successful clinical safety and efficacy data, we may be required to conduct additional, expensive trials to obtain regulatory approval. Any failure or significant delay in completing clinical trials for our product candidates, or in receiving regulatory approval for the commercialization of our product candidates, may severely harm our business and delay or prevent us from being able to generate revenue and our stock price will likely decline.

If we receive regulatory approval, our marketed products will also be subject to ongoing FDA and/or foreign regulatory agency obligations and continued regulatory review, and if we fail to comply with these regulations, we could lose approvals to market any products, and our business would be seriously harmed.

Following initial regulatory approval of any of our product candidates, we will be subject to continuing regulatory review, including review of adverse experiences and clinical results that are reported after our products become commercially available. This would include results from any post-marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our product candidates will also be subject to periodic review and inspection by the FDA or foreign regulatory agencies. If a previously unknown problem or problems with a product, manufacturing or laboratory facility used by us is discovered, the FDA or foreign regulatory agency may impose restrictions on that product or on the manufacturing facility, including requiring us to withdraw the product from the market. Any changes to an approved product, including the way it is manufactured or promoted, often require FDA approval before the product, as modified, can be marketed. We and our manufacturers will be subject to ongoing FDA requirements for submission of safety and other post-market information. If we or our manufacturers fail to comply with applicable regulatory requirements, a regulatory agency may:

•	issue warning letters;

•	impose civil or criminal penalties;

•	suspend or withdraw regulatory approval;

•	suspend any ongoing clinical trials;

•	refuse to approve pending applications or supplements to approved applications;

•	impose restrictions on operations;

•	close the facilities of manufacturers; or

•	seize or detain products or require a product recall.

In addition, the policies of the FDA or other applicable regulatory agencies may change and additional government regulations may be enacted that could prevent or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature, or extent of adverse government regulation that may arise from future legislation or administrative action, either in the U.S. or abroad.

Any regulatory approval we receive for our product candidates will be limited to those indications and conditions for which we are able to show clinical safety and efficacy.

Any regulatory approval that we may receive for our current or future product candidates will be limited to those diseases and indications for which such product candidates are clinically demonstrated to be safe and effective. For example, in addition to the FDA approval required for new formulations, any new indication to an approved product also requires FDA approval. If we are not able to obtain regulatory approval for a broad range of indications for our product candidates, our ability to effectively market and sell our product candidates may be greatly reduced and may harm our ability to generate revenue.

While physicians may choose to prescribe drugs for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical studies and approved by regulatory authorities, our regulatory approvals will be limited to those indications that are specifically submitted to the regulatory agency for review. These “off-label” uses are common across medical specialties and may constitute the best treatment for many patients in varied circumstances. Regulatory authorities in the U.S. generally do not regulate the behavior of physicians in their choice of treatments. Regulatory authorities do, however, restrict communications by pharmaceutical companies on the subject of off-label use. If our promotional activities fail to comply with these regulations or guidelines, we may be subject to warnings from, or enforcement action by, these authorities. In addition, our failure to follow regulatory rules and guidelines relating to promotion and advertising may cause the regulatory agency to delay its approval or refuse to approve a product, the suspension or withdrawal of an approved product from the market, recalls, fines, disgorgement of money, operating restrictions, injunctions or criminal prosecutions, any of which could harm our business.

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The results of our clinical trials are uncertain, which could substantially delay or prevent us from bringing our product candidates to market.

Before we can obtain regulatory approval for a product candidate, we must undertake extensive clinical testing in humans to demonstrate safety and efficacy to the satisfaction of the FDA or other regulatory agencies. Clinical trials are very expensive and difficult to design and implement. The clinical trial process is also time consuming. The commencement and completion of our clinical trials could be delayed or prevented by several factors, including:

•	delays in obtaining regulatory approvals to commence or continue a study;

•	delays in reaching agreement on acceptable clinical trial parameters;

•	slower than expected rates of patient recruitment and enrollment;

•	inability to demonstrate effectiveness or statistically significant results in our clinical trials;

•	unforeseen safety issues;

•	uncertain dosing issues;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.

We cannot assure you that our planned clinical trials will begin or be completed on time or at all, or that they will not need to be restructured prior to completion. Significant delays in clinical testing will impede our ability to commercialize our product candidates and generate revenue from product sales and could materially increase our development costs. Completion of clinical trials may take several years or more, but the length of time generally varies according to the type, complexity, novelty and intended use of a product candidate.

The use of FDA-approved therapeutics in AmiKet could require us to conduct additional preclinical studies and clinical trials, which could increase development costs and lengthen the regulatory approval process.

AmiKet utilizes proprietary formulations and topical delivery technologies to administer FDA-approved pain management therapeutics. We may still be required to conduct preclinical trials and clinical trials to determine if our product candidates are safe and effective. In addition, we may also be required to conduct additional preclinical trials and Phase I clinical trials to establish the safety of the topical delivery of these therapeutics and the level of absorption of the therapeutics into the bloodstream. The FDA may also require us to conduct clinical trials to establish that our delivery mechanisms are safer or more effective than the existing methods for delivering these therapeutics. As a result, we may be required to conduct complex clinical trials, which could be expensive and time-consuming and lengthen the anticipated regulatory approval process. In addition, the cost of clinical trials may vary significantly over the life of a project as a result of differences in the design of the clinical trials arising during clinical development.

In some instances, we rely on third parties, over which we have little or no control, to conduct clinical trials for our product candidates and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our product candidates.

The nature of clinical trials and our business strategy requires us to rely on clinical research centers and other third parties to assist us with clinical testing and certain research and development activities, such as the agreement we had with Myrexis, Inc. related to the MX90745 series of apoptosis-inducer anti-cancer compounds. As a result, our success is dependent upon the success of these third parties in performing their responsibilities. We cannot directly control the adequacy and timeliness of the resources and expertise applied to these activities by such third parties. If such contractors do not perform their activities in an adequate or timely manner, the development and commercialization of our product candidates could be delayed. We may enter into agreements, similar to the agreement we had with Myrexis, Inc., from time to time with additional third parties for our other product candidates whereby these third parties undertake significant responsibility for research, clinical trials or other aspects of obtaining FDA approval. As a result, we may face delays if these additional third parties do not conduct clinical studies and trials, or prepare or file regulatory related documents, in a timely or competent fashion. The conduct of the clinical studies by, and the regulatory strategies of, these additional third parties, over which we have limited or no control, may delay or prevent regulatory approval of our product candidates, which would delay or limit our ability to generate revenue from product sales.

Our therapeutic product candidates for which we intend to seek approval are primarily biological products and may face competition sooner than expected. This is particularly relevant for our lead product candidate, Bertilimumab.

With the enactment of the Biologics Price Competition and Innovation Act of 2009, or BPCIA, as part of the Health Care Reform Law, an abbreviated pathway for the approval of bio-similar and interchangeable biological products was created. The new abbreviated regulatory pathway establishes legal authority for the FDA to review and approve bio-similar biologics, including the possible designation of a bio-similar as “interchangeable.” The FDA defines an interchangeable bio-similar as a product that, in terms of safety or diminished efficacy, presents no greater risk when switching between the bio-similar and its reference product than the risk of using the reference product alone. Under the BPCIA, an application for a bio-similar product cannot be submitted to the FDA until four years, or approved by the FDA until 12 years, after the original brand product identified as the reference product was approved under a BLA. The new law is complex and is only beginning to be interpreted by the FDA. As a result, its ultimate impact, implementation and meaning are subject to uncertainty. While it is uncertain when any such processes may be fully adopted by the FDA, any such processes could have a material adverse effect on the future commercial prospects for our biological products.

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We believe that if any of our product candidates were to be approved as biological products under a BLA, such approved products should qualify for the 12-year period of exclusivity. However, there is a risk that the United States. Congress could amend the BPCIA to significantly shorten this exclusivity period as proposed by President Obama, potentially creating the opportunity for generic competition sooner than anticipated. Moreover, the extent to which a bio-similar, once approved, will be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. In addition, a competitor could decide to forego the bio-similar route and submit a full BLA after completing its own preclinical studies and clinical trials. In such cases, any exclusivity to which we may be eligible under the BPCIA would not prevent the competitor from marketing its product as soon as it is approved.

AmiKetTM’s successful partnering and commercialization may be affected by regulations on orphan drug status, patent restoration and data exclusivity.

AmiKetTM primary patents are expiring in 2021 and are essentially limited to the United States. Immune is assuming that a marketing exclusivity of up to 5 years will be available under the Patent Term Restoration in the United States and under other forms in Europe and Japan to compensate for the extended development time. This marketing exclusivity may not be deemed to be applicable to AmiKet TM or maybe be reduced to less than 5 years in one or multiple jurisdiction. AmiKet TM has been granted orphan drug Status for Post Herpetic Neuralgia (PHN) which confers a seven year marketing exclusivity in the United States for that indication. Orphan drug exclusivity may be reduced or eliminated by regulators before AmiKet TM enjoys all or part of this protection.

We may not be able to obtain orphan drug exclusivity for our product candidates, particularly for Bertilimumab in bullous pemphigoid or for NanomAbs in certain less frequent cancer indications.

Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. One of our strategic assumptions is that we can obtain Orphan Drug Designation for Bertilimumab in Bullous Pemphigoid, a disease with a patient population of less than 15,000 individuals in the United States and for certain formulations of NanomAbs in various Cancer Indications.

Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the EMA or the FDA from approving another marketing application for the same drug for that time period. The applicable period is seven years in the United States and ten years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified. Orphan drug exclusivity may be lost if the FDA or EMA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

Risks Related to Our Dependence on Third Parties

Our existing collaborations are important to our business, and future collaborations may also be important to us. If we are unable to maintain any of these collaborations, or if these collaborations are not successful, our business could be adversely affected.

We intend to enter into collaborations with other biopharmaceutical companies to develop NanomAbs based on therapeutic payloads and/ or ligands or antibodies from their product pipelines. We also intend to partner AmiKet TM for Phase III development and commercialization and Bertilimumab after we achieve phase II Proof of Concept. These collaborations are expected to generate substantial funding for our research programs and may pose a number of risks, including the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

•	collaborators may not perform their obligations as expected;

•	collaborators may not pursue development and commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors, such as an acquisition, that divert resources or create competing priorities;

•	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;

•	a collaborator with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products;

•	disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

•	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

•	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

•	collaborations may be terminated for the convenience of the collaborator and, if terminated, we would potentially lose the right to pursue further development or commercialization of the applicable product candidates;

•	collaborators may learn about our technology and use this knowledge to compete with us in the future;

•	results of collaborators’ preclinical or clinical trials could produce results that harm or impair other products using our technology;

•	there may be conflicts between different collaborators that could negatively affect those collaborations and potentially others; and

•	the number and type of our collaborations could adversely affect our attractiveness to future collaborators or acquirers.

If our collaborations do not result in the successful development and commercialization of our products or if one of our collaborators terminates its agreement with us, we may not receive any future research and development funding or milestone or royalty payments under the collaboration. If we do not receive the funding we expect under these agreements, our continued development of our product candidates could be delayed and we may need additional resources to develop additional product candidates. All of the risks relating to product development, regulatory approval and commercialization described in this prospectus also apply to the activities of our collaborators and there can be no assurance that our collaborations will produce positive results or successful products on a timely basis or at all.

Additionally, subject to its contractual obligations to us, if a collaborator of ours is involved in a business combination or otherwise changes its business priorities, the collaborator might deemphasize or terminate the development or commercialization of any product candidate licensed to it by us. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities and our stock price could be adversely affected.

We may in the future determine to collaborate with additional pharmaceutical and biotechnology companies for development and potential commercialization of therapeutic products. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may not be able to access therapeutic payloads that would be suitable to development with our platform, have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to fund and undertake development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates or bring them to market or continue to develop our product platform and our business may be materially and adversely affected.

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We rely, and expect to continue to rely, on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

We currently rely on third-party CROs to conduct our ongoing Phase II clinical trials of Bertilimumab and do not plan to independently conduct clinical trials of our other product candidates. We expect to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct and manage our clinical trials. These agreements might terminate for a variety of reasons, including a failure to perform by the third parties. If we need to enter into alternative arrangements, that would delay our product development activities.

Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with regulatory standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Other countries’ regulatory agencies also have requirements for clinical trials with which we must comply. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

We contract with third parties for the manufacture of our product candidates for preclinical and clinical testing and expect to continue to do so for the foreseeable future. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We do not have any manufacturing facilities that meet the FDA’s current cGMP requirements for the production of any product candidates used in humans. We rely, and expect to continue to rely, on third parties for the manufacture of our product candidates for preclinical and clinical testing, as well as for commercial manufacture if any of our product candidates receive marketing approval. This reliance on third parties increases the risk that we will not have sufficient quantities of our product candidates on a timely basis or at all or products or such quantities at an acceptable cost or quality, which could delay, prevent or impair our development or commercialization efforts.

We may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

•	failure of third-party manufacturers to comply with regulatory requirements and maintain quality assurance;

•	breach of the manufacturing agreement by the third party;

•	failure to manufacture our product according to our specifications;

•	failure to manufacture our product according to our schedule or at all;

•	misappropriation of our proprietary information, including our trade secrets and know-how; and

•	termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside the United States. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products.

Our product candidates and any products that we may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for us.

Any performance failure on the part of our existing or future manufacturers could delay clinical development or marketing approval. We do not currently have arrangements in place for redundant supply or a second source for required raw materials used in the manufacture of our product candidates, including our lead antibody Bertilimumab. If our current contract manufacturer, Lonza, cannot perform as agreed, we may be required to replace such manufacturers and we may be unable to replace them on a timely basis or at all. Our contract with Lonza imposes restrictions, including additional payments if we elect to work with another contract manufacturer. Additionally, we have not yet secured cGMP manufacturers for NanomAbs, which may delay regulatory development toward an Initial New Drug authorization and initial of clinical trials.

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Our current and anticipated future dependence upon others for the manufacture of our product candidates or products may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis.

Risks Related to Our Intellectual Property

Our ability to protect our intellectual property rights will be critically important to the success of our business, and we may not be able to protect these rights in the United States or abroad.

We own or hold licenses to a number of issued patents and U.S. pending patent applications, as well as foreign patents and foreign counterparts. Our success depends in part on our ability to obtain patent protection both in the United States and in other countries for our product candidates, as well as the methods for treating patients in the product indications using these product candidates. Our ability to protect our product candidates from unauthorized or infringing use by third parties depends in substantial part on our ability to obtain and maintain valid and enforceable patents. Due to evolving legal standards relating to the patentability, validity and enforceability of patents covering pharmaceutical inventions and the scope of claims made under these patents, our ability to obtain, maintain and enforce patents is uncertain and involves complex legal and factual questions. Even if our product candidates, as well as methods for treating patients for prescribed indications using these product candidates are covered by valid and enforceable patents and have claims with sufficient scope, disclosure and support in the specification, the patents will provide protection only for a limited amount of time. Accordingly, rights under any issued patents may not provide us with sufficient protection for our product candidates or provide sufficient protection to afford us a commercial advantage against competitive products or processes.

In addition, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Even if patents have issued or will issue, we cannot guarantee that the claims of these patents are or will be valid or enforceable or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us. The laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as in the United States and many companies have encountered significant difficulties in protecting and defending such rights in foreign jurisdictions. Furthermore, different countries have different procedures for obtaining patents, and patents issued in different countries offer different degrees of protection against use of the patented invention by others. If we encounter such difficulties in protecting or are otherwise precluded from effectively protecting our intellectual property rights in foreign jurisdictions, our business prospects could be substantially harmed.

The patent positions of biotechnology companies, including our patent position, involve complex legal and factual questions, and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated, or circumvented. Our patents can be challenged by our competitors who can argue that our patents are invalid, unenforceable, lack sufficient written description or enablement, or that the claims of the issued patents should be limited or narrowly construed. Patents also will not protect our product candidates if competitors devise ways of making or using these product candidates without legally infringing our patents. The Federal Food, Drug, and Cosmetic Act and FDA regulations and policies create a regulatory environment that encourages companies to challenge branded drug patents or to create non-infringing versions of a patented product in order to facilitate the approval of abbreviated new drug applications for generic substitutes. These same types of incentives encourage competitors to submit new drug applications that rely on literature and clinical data not prepared for or by the drug sponsor, providing a less burdensome pathway to approval.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•	Others may be able to make compounds that are similar to our product candidates but that are not covered by the claims of the patents that we own or have exclusively licensed.

•	We or our licensors or strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed.

•	We or our licensors or strategic partners might not have been the first to file patent applications covering certain of our inventions.

•	Others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights.

•	It is possible that our pending patent applications will not lead to issued patents.

•	Issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors.

•	Our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets.

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•	We may not develop additional proprietary technologies that are patentable.

•	The patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business, results of operations and prospects.

We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our technologies, product candidates, and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets and we have the funds to enforce our rights, if necessary.

The expiration of our owned or licensed patents before completing the research and development of our product candidates and receiving all required approvals in order to sell and distribute the products on a commercial scale can adversely affect our business and results of operations.

In addition, the laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. If we fail to apply for intellectual property protection or if we cannot adequately protect our intellectual property rights in these foreign countries, our competitors may be able to compete more effectively against us, which could adversely affect our competitive position, as well as our business, financial condition and results of operations.

Filing, prosecuting and defending patents on all of our product candidates throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing product candidates to market and harm our ability to operate.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. The pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization.

Litigation relating to the ownership and use of intellectual property is expensive, and our position as a relatively small company in an industry dominated by very large companies may cause us to be at a significant disadvantage in defending our intellectual property rights and in defending against claims that our technology infringes or misappropriates third party intellectual property rights. However, we may seek to use various post- grant administrative proceedings, including new procedures created under the America Invents Act, to invalidate potentially overly-broad third party rights. Even if we are able to defend our position, the cost of doing so may adversely affect our ability to grow, generate revenue or become profitable. Although we have not yet experienced patent litigation, we may in the future be subject to such litigation and may not be able to protect our intellectual property at a reasonable cost, or at all, if such litigation is initiated. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

In addition, third parties may challenge or infringe upon our existing or future patents. Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding:

•	the patentability of our inventions relating to our product candidates; and/or

•	the enforceability, validity or scope of protection offered by our patents relating to our product candidates.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may:

•	incur substantial monetary damages;

•	encounter significant delays in bringing our product candidates to market; and/or

•	be precluded from participating in the manufacture, use or sale of our product candidates or methods of treatment requiring licenses.

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Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including Patent Office administrative proceedings, such as inter-parties reviews, and reexamination proceedings before the U.S. Patent and Trademark Office or oppositions and revocations and other comparable proceedings in foreign jurisdictions. Numerous United States and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may give rise to claims of infringement of the patent rights of others.

Despite safe harbor provisions, third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents, of which we are currently unaware, with claims to materials, formulations, methods of doing research or library screening, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent published applications which may later result in issued patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtain a license under the applicable patents, or until such patents expire or they are finally determined to be held invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, including combination therapy or patient selection methods, the holders of any such patent may be able to block our ability to develop and commercialize the applicable product candidate unless we obtain a license, limit our uses, or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, limit our uses, pay royalties or redesign our infringing product candidates, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research or allow commercialization of our product candidates. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our product candidates, which could harm our business significantly.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Third-party claims of intellectual property infringement may prevent or delay our drug discovery and development efforts.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could limit our ability to compete.

Because we operate in the highly technical field of research and development of small molecule drugs, we rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how. However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies on their own. We have taken steps, including entering into confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors, to protect our trade secrets and unpatented know-how. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets or know-how. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

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We are dependent upon our license agreements with Yissum Research and Development Company of the Hebrew University of Jerusalem, Ltd., our license agreement with Dalhousie University and our sublicense agreement with iCo Therapeutics Incorporated and the acquisition of technology from MabLife S.A.S. If we fail to make payments due or comply with other obligations under such agreements, our rights to such technology may be terminated and our business will be materially and adversely affected.

Pursuant to the terms of the license agreement with Yissum Research and Development Company of the Hebrew University of Jerusalem, Ltd., we have acquired an exclusive worldwide license to develop and commercialize patent applications and any issuing patents therefrom, research results and know-how related to some of our proprietary product candidates and technology. In addition, we have agreed to finance further research by Yissum to continue development of such product candidates.

Pursuant to the terms of the license agreement with Dalhousie University, we were granted an exclusive license to certain patents for the topical use of tricyclic anti-depressants and NMDA antagonists as topical analgesics for neuralgia.

Pursuant to the terms of the sublicense agreement with iCo Therapeutics Incorporated, we have acquired exclusive worldwide license and sublicense to patent applications, patents and know-how related to some of our proprietary product candidates and technology. Part of the sublicensed technology was licensed to iCo Therapeutics Incorporated by Cambridge Antibody Technologies or its successor entity, Medimmune and is subject to the terms of such license.

The licenses require us to pay various milestone, fees and costs, licensing and royalty payments to commercialize the technology. If we fail to make payments due or comply with other obligations under such agreements, our licenses may be terminated.

Pursuant to an assignment agreement with MabLife S.A.S, we purchased the rights to patents, and other technology related to our proprietary product candidates. If we fail to make installment payments when due under such agreement, such rights, will revert back to MabLife.

The loss of any such rights provided under the forgoing agreements could materially harm our financial condition and operating results.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We also rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

If we are unable to obtain licenses needed for the development of our product candidates, or if we breach any of the agreements under which we license rights to patents or other intellectual property from third parties, we could lose license rights that are important to our business.

If we are unable to maintain and/or obtain licenses needed for the development of our product candidates in the future, we may have to develop alternatives to avoid infringing on the patents of others, potentially causing increased costs and delays in drug development and introduction or precluding the development, manufacture, or sale of planned products. Some of our licenses provide for limited periods of exclusivity that require minimum license fees and payments and/or may be extended only with the consent of the licensor. We can provide no assurance that we will be able to meet these minimum license fees in the future or that these third parties will grant extensions on any or all such licenses. This same restriction may be contained in licenses obtained in the future.

Additionally, we can provide no assurance that the patents underlying any licenses will be valid and enforceable. To the extent any products developed by us are based on licensed technology, royalty payments on the licenses will reduce our gross profit from such product sales and may render the sales of such products uneconomical. In addition, the loss of any current or future licenses or the exclusivity rights provided therein could materially harm our business financial condition and our operations.

If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel and our consultants and advisors, as well as our licensors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. Unlike some of our competitors, we maintain our proprietary libraries for ourselves as we believe they have proven to be superior in obtaining strong binder product candidates. To this end, we require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

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From time to time we may need to license patents, intellectual property and proprietary technologies from third parties, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to successfully develop, manufacture and market our drug products. As an example, it may be necessary to use a third party’s proprietary technology to reformulate one of our drug products in order to improve upon the capabilities of the drug product. If we are unable to timely obtain these licenses on reasonable terms, our ability to commercially exploit our drug products may be inhibited or prevented.

Risks Related to Our Business and Industry

We have a limited operating history and are heavily dependent on the success of our technologies and product candidates, and we cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

To date, we have invested a significant portion of our efforts and financial resources in the acquisition and development of our product candidates. We have not demonstrated our ability to perform the functions necessary for the successful acquisition, development or commercialization of the technologies we are seeking to develop. Because we only recently commenced operations, we have a limited operating history upon which you can evaluate our business and prospects. Also, as an early stage company, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical area. Our future success is substantially dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize such product candidates. Our product candidates are currently in preclinical development or in clinical trials. Our business depends entirely on the successful development and commercialization of our product candidates, which may never occur. We currently generate no revenues from sales of any drugs, and we may never be able to develop or commercialize a marketable drug.

The successful development, and any commercialization, of our technologies and any product candidates would require us to successfully perform a variety of functions, including:

•	developing our technology platform;

•	identifying, developing, manufacturing and commercializing product candidates;

•	entering into successful licensing and other arrangements with product development partners;

•	participating in regulatory approval processes;

•	formulating and manufacturing products; and

•	conducting sales and marketing activities.

Our operations have been limited to organizing our company, acquiring, developing and securing our proprietary technology and identifying and obtaining early preclinical data or clinical data for various product candidates. These operations provide a limited basis for you to assess our ability to continue to develop our technology, identify product candidates, develop and commercialize any product candidates we are able to identify and enter into successful collaborative arrangements with other companies, as well as for you to assess the advisability of investing in our securities. Each of these requirements will require substantial time, effort and financial resources.

Each of our product candidates will require additional preclinical or clinical development, management of preclinical, clinical and manufacturing activities, regulatory approval in multiple jurisdictions, obtaining manufacturing supply, building of a commercial organization, and significant marketing efforts before we generate any revenues from product sales. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from the FDA, or comparable foreign regulatory authorities, and we may never receive such regulatory approval for any of our product candidates. In addition, our product development programs contemplate the development of companion diagnostics by our third-party collaborators. Companion diagnostics are subject to regulation as medical devices and must themselves be approved for marketing by the FDA or certain other foreign regulatory agencies before we may commercialize our product candidates.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. It is not uncommon for companies in the biopharmaceutical industry to suffer significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Our future clinical trial results may not be successful.

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This product candidate development risk is heightened by any changes in the planned clinical trials compared to the completed clinical trials. As product candidates are developed through preclinical to early and late stage clinical trials towards approval and commercialization, it is customary that various aspects of the development program, such as manufacturing and methods of administration, are altered along the way in an effort to optimize processes and results. While these types of changes are common and are intended to optimize the product candidates for late stage clinical trials, approval and commercialization, such changes do carry the risk that they will not achieve these intended objectives.

We have not previously initiated or completed a corporate-sponsored clinical trial. Consequently, we may not have the necessary capabilities, including adequate staffing, to successfully manage the execution and completion of any clinical trials we initiate, in a way that leads to our obtaining marketing approval for our product candidates in a timely manner, or at all.

In the event we are able to conduct a pivotal clinical trial of a product candidate, the results of such trial may not be adequate to support marketing approval. Because our product candidates are intended for use in life- threatening diseases, in some cases we ultimately intend to seek marketing approval for each product candidate based on the results of a single pivotal clinical trial. As a result, these trials may receive enhanced scrutiny from the FDA. For any such pivotal trial, if the FDA disagrees with our choice of primary endpoint or the results for the primary endpoint are not robust or significant relative to control, are subject to confounding factors, or are not adequately supported by other study endpoints, including possibly overall survival or complete response rate, the FDA may refuse to approve a BLA based on such pivotal trial. The FDA may require additional clinical trials as a condition for approving our product candidates.

Delays in clinical testing could result in increased costs to us and delay our ability to generate revenue.

Although we are planning for certain clinical trials relating to Bertilimumab and AmiKetTM, there can be no assurance that the FDA will accept our proposed trial designs. We may experience delays in our clinical trials and we do not know whether planned clinical trials will begin on time, need to be redesigned, enroll patients on time or be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays related to:

•	obtaining regulatory approval to commence a trial;

•	reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining institutional review board, or IRB, approval at each site;

•	recruiting suitable patients to participate in a trial;

•	clinical sites deviating from trial protocol or dropping out of a trial;

•	having patients complete a trial or return for post-treatment follow-up;

•	developing and validating companion diagnostics on a timely basis, if required;

•	adding new clinical trial sites;

•	manufacturing sufficient quantities of product candidate for use in clinical trials; or

•	Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

Furthermore, we intend to rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials and we intend to have agreements governing their committed activities, we will have limited influence over their actual performance.

We could encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted, by the Data Safety Monitoring Board, or DSMB, for such trial or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

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Competition for patients in conducting clinical trials may prevent or delay product development and strain our limited financial resources.

Many pharmaceutical companies are conducting clinical trials in patients with the disease indications that our potential drug products target. As a result, we must compete with them for clinical sites, physicians and the limited number of patients who fulfill the stringent requirements for participation in clinical trials. Also, due to the confidential nature of clinical trials, we do not know how many of the eligible patients may be enrolled in competing studies and who are consequently not available to us for our clinical trials. Our clinical trials may be delayed or terminated due to the inability to enroll enough patients. Patient enrollment depends on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites and the eligibility criteria for the study. The delay or inability to meet planned patient enrollment may result in increased costs and delays or termination of the trial, which could have a harmful effect on our ability to develop products.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. We have not obtained regulatory approval for any product candidate and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Our product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;

•	we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•	the data collected from clinical trials of our product candidates may not be sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere;

•	the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

•	the FDA or comparable foreign regulatory authorities may fail to approve the companion diagnostics we contemplate developing with partners; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval. This lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market our product candidates, which would significantly harm our business, results of operations and prospects.

In addition, even if we were to obtain approval, regulatory authorities may approve any of our product candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

We have not previously submitted a biologics license application, or BLA, or a New Drug Application, or NDA, to the FDA, or similar drug approval filings to comparable foreign authorities, for any product candidate, and we cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our product candidates, we may not be able to continue our operations. Even if we successfully obtain regulatory approvals to market one or more of our product candidates, our revenues will be dependent, in part, upon our collaborators’ ability to obtain regulatory approval of the companion diagnostics to be used with our product candidates, as well as the size of the markets in the territories for which we gain regulatory approval and have commercial rights. If the markets for patients that we are targeting for our product candidates are not as significant as we estimate, we may not generate significant revenues from sales of such products, if approved.

We plan to seek regulatory approval to commercialize our product candidates both in the United States, the European Union and in additional foreign countries. While the scope of regulatory approval is similar in other countries, to obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements of such countries regarding safety and efficacy and governing, among other things, clinical trials and commercial sales, pricing and distribution of our product candidates, and we cannot predict success in these jurisdictions.

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Our most rapid and cost effective access to market approval for NanomAbs depends on meeting the conditions for approval under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, or FFDCA.

We will be seeking approval for NanomAbs under Section 505(b)(2) of the FFDCA, enacted as part of the Drug Price Competition and Patent Restoration Act of 1984, otherwise known as the Hatch-Waxman Act, which permits applicants to rely in part on preclinical and clinical data generated by third parties. For instance, FDA currently does not know which data will sufficient to support various cancer indications. Sufficiency of the data for approval will be a review issue after an NDA filing.

Healthcare reform measures could hinder or prevent our product candidates’ commercial success.

In both the United States and certain foreign jurisdictions, there have been and we expect there will continue to be a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably. The United States government and other governments have shown significant interest in pursuing healthcare reform. In particular, the Medicare Modernization Act of 2003 revised the payment methodology for many products under the Medicare program in the United States. This has resulted in lower rates of reimbursement. In 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively, the Healthcare Reform Law, was enacted. The Healthcare Reform Law substantially changes the way healthcare is financed by both governmental and private insurers. Such government-adopted reform measures may adversely impact the pricing of healthcare products and services in the United States or internationally and the amount of reimbursement available from governmental agencies or other third-party payors.

There have been, and likely will continue to be, legislative and regulatory proposals at the federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare may adversely affect the demand for any drug products for which we may obtain regulatory approval, as well as our ability to set satisfactory prices for our products, to generate revenues, and to achieve and maintain profitability.

Risks Related to the Commercialization of Our Product Candidates

Even if any of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

If any of our product candidates receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. For example, current cancer treatments like chemotherapy and radiation therapy are well established in the medical community, and physicians may continue to rely on these treatments. In addition, many new drugs have been recently approved and many more are in the pipeline for the same diseases for which we are developing our product candidates. If our product candidates do not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	their efficacy, safety and other potential advantages compared to alternative treatments;

•	our ability to offer them for sale at competitive prices;

•	their convenience and ease of administration compared to alternative treatments;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the strength of marketing and distribution support;

•	the availability of third-party coverage and adequate reimbursement for our product candidates;

•	the prevalence and severity of their side effects;

•	any restrictions on the use of our products together with other medications;

•	interactions of our products with other medicines patients are taking; and

•	inability of certain types of patients to take our product.

If we are unable to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our product candidates if and when they are approved.

We do not have a sales or marketing infrastructure and have no experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for any product for which we obtain marketing approval, we will need to establish a sales and marketing organization or make arrangements with third parties to perform sales and marketing functions.

In the future, we expect to build a focused specialty sales and marketing infrastructure to market or co-promote some of our product candidates in the United States and potentially elsewhere, if and when they are approved. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

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Factors that may inhibit our efforts to commercialize our products on our own include:

•	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or educate physicians on the benefits of our products;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines;

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization; and

•	Inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies.

Outside the United States, we expect to rely on third parties to sell, market and distribute our product candidates. We may not be successful in entering into arrangements with such third parties or may be unable to do so on terms that are favorable to us. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute any products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates.

We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to our current product candidates, and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which we are developing our product candidates. Some of these competitive products and therapies are based on scientific approaches that are the same as or similar to our approach, and others are based on entirely different approaches. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

Many of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources, established presence in the market and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors.

Smaller and other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific, sales and marketing and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products. Major competing products to our lead drug, Bertilimumab, such as Remicade and Humira are expected to become available on a generic basis over the coming years. If our product candidates achieve marketing approval, we expect that they will be priced at a significant premium over competitive generic products. Multiple other new drugs will be launched prior to Bertilimumab in its various target indications but may limit its potential market acceptance. NanomAbs are competing with other Ligand Nanoparticle Conjugates developed by well-funded companies such as BIND Therapeutics and Merrimack. They are also competing with other types of Bio-Conjugates including Antibody Drug Conjugates developed by Seattle Genetics and Immunogen. Insufficient funding or inability to secure timely corporate partnerships will prevent Immune Pharmaceuticals from successfully developing the commercial opportunity with NanomAbs.

Even if we are able to commercialize any product candidates, the products may become subject to unfavorable to pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm our business.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control, including possible price reductions, even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval.

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Our ability to commercialize any product candidates successfully also will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for drugs. Coverage and reimbursement may not be available for any product that we commercialize and, even if these are available, the level of reimbursement may not be sufficient to generate a profit. Reimbursement may affect the demand for, or the price of, any product candidate for which we obtain marketing approval. Obtaining and maintaining adequate reimbursement for our products may be difficult. We may be required to conduct expensive pharmacoeconomic studies to justify coverage and reimbursement or the level of reimbursement relative to other therapies. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not be able to successfully commercialize any product candidate for which we obtain marketing approval.

There may be significant delays in obtaining reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA or similar regulatory authorities outside the United States. Moreover, eligibility for reimbursement does not imply that a drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and will face an even greater risk if we commercially sell any products that we may develop. If we cannot successfully defend ourselves against claims that our product candidates or products caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for any product candidates or products that we may develop;

•	injury to our reputation and significant negative media attention;

•	withdrawal of clinical trial participants;

•	significant costs to defend the related litigation;

•	substantial monetary awards to trial participants or patients;

•	loss of revenue;

•	reduced resources of our management to pursue our business strategy; and

•	the inability to commercialize any products that we may develop.

We currently hold $5 million in product liability insurance coverage in the aggregate and per incident, which may not be adequate to cover all liabilities that we may incur. We may need to increase our insurance coverage as we expand our clinical trials or if we commence commercialization of our product candidates. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Risks Related to Our Common Stock

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our shareholders.

Our stock price is likely to be volatile. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including:

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•	the success of competitive products or technologies;

•	results of clinical trials of our product candidates or those of our competitors;

•	developments related to our existing or any future collaborations;

•	regulatory or legal developments in the United States and other countries;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates or clinical development programs;

•	the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	changes in the structure of healthcare payment systems;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	general economic, industry and market conditions; and

•	the other factors described in this “Risk Factors” section.

If we do not remediate the material weakness in our internal control over financial reporting or are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

In connection with the audit of our financial statements for the year ended December 31, 2013, we identified material weaknesses in our internal control over financial reporting. A material weakness is defined under the standards issued by the Public Company Accounting Oversight Board as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected and corrected on a timely basis. Although the Company has begun to address the identified material weaknesses, management concluded that the Company's internal controls over financial reporting were not effective at December 31, 2013. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO, in Internal Control-Integrated Framework (1992).

The material weakness relates to the lack of sufficient personnel and processes to adequately and timely record certain complex financial and financing transactions. The existence of a material weakness is an indication that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected. Since December 31, 2013, management has adopted additional entity level controls and implemented additional procedures to bring our internal control procedures into compliance with the criteria established by COSO. We implemented certain remediatory procedures designed to provide reasonable assurance that the negotiation and execution of complex agreements is completed with the involvement of legal and financial staff and that once executed, the agreements are appropriately recorded in the financial statements.

The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and disclosure controls and procedures quarterly. If we are unable to remediate the above material weaknesses, or other material weaknesses are identified in the future or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated, we could receive an adverse opinion regarding our internal controls over financial reporting from our accounting firm, if and when required, and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our stock could decline. For so long as we remain as a smaller reporting company, our accounting firm will not be required to provide an opinion regarding our internal controls over financial reporting.

In addition, because we have concluded that our internal control over financial reporting is not effective, and to the extent we identify future weaknesses or deficiencies, there could be material misstatements in our financial statements and we could fail to meet our financial reporting obligations. As a result, our ability to obtain additional financing, or obtain additional financing on favorable terms, could be materially and adversely affected which, in turn, could materially and adversely affect our business, our financial condition and the market value of our securities.

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A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. As of September 30, 2014, we had outstanding 17,944,839 shares of common stock. Of those shares, 16,520,570 were freely tradable, without restriction, in the public market. Such shares represented 92% of our outstanding shares of common stock as of that date. Any sales of those shares or any perception in the market that such sales may occur could cause the trading price of our common stock to decline. The remaining 1,424,269 shares are currently restricted as a result of securities laws or but will become eligible to be sold at various times after the date hereof. In addition, in connection with the private placement we closed on March 14, 2014, we filed a registration statement registering for resale the shares of common stock underlying the Preferred Stock and warrants issued in the private placement, which registration statement was declared effective by the SEC on April 25, 2014. If the registration ceases to be in effect for more than 10 consecutive calendar days or an aggregate of 15 calendar days in a 12 month period until all such shares are sold or such shares can be sold without manner of sale or volume restrictions pursuant to Rule 144 then we will be required to issue additional shares. In addition, on August 22, 2014, we filed an additional resale registration statement to register 2,843,463 shares of our common stock underlying the Preferred Stock and warrants and certain dividend in connection with the private placement, which registration statement has not been declared effective. The resale of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate. Furthermore, because there will be a large number of shares registered pursuant to the resale registration statement, the selling security holders named in such registration statement may continue to offer shares covered by the resale registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the resale registration statement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital. In addition, shares of common stock that are either subject to outstanding options or reserved for future issuance under our equity incentive plans will be eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, Rule 144 and Rule 701 under the Securities Act, and any future registration of such shares under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our stock is currently covered by three analysts in the United States and one in Sweden. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target animal studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Provisions in our restated certificate of incorporation and amended and restated by-laws and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and our amended and restated by-laws may discourage, delay or prevent a merger, acquisition or other change in control of our company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions include those establishing:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from filling vacancies on our board of directors;

•	the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

•	the required approval of the holders of at least three-quarters (75%) of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our certificate of incorporation regarding the election and removal of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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•	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, our credit facility currently prohibits us from paying dividends on our equity securities, and any future debt agreements may likewise preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

However, our Preferred Stock carries a dividend of 8% per annum, based on the stated value of $1,000 per share of Preferred Stock, payable in cash or, at our option and subject to the satisfaction of certain conditions, in shares of common stock. Dividends on the Preferred Stock will accrue from the date of issuance and be paid on the date of conversion thereof.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because pharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Risks Related to Employee Matters and Managing Growth and Other Risks Related to Our Business

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on Dr. Daniel G. Teper, our Chairman and Chief Executive Officer, as well as the other principal members of our management, scientific and clinical team. Although we have entered into employment letter agreements with our executive officers, each of them may terminate their employment with us at any time. We do not maintain “key person” insurance for any of our executives or other employees.

Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

We expect to expand our development and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of drug development, regulatory affairs, manufacturing and, if any of our product candidates receives marketing approval, sales, marketing and distribution. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

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A variety of risks associated with operating internationally could materially adversely affect our business.

In addition to our U.S. operations, we have operations in Israel through our wholly-owned subsidiary, Immune Pharmaceuticals Ltd., and may have other such international operations in the future. We face risks associated with our operations in Israel, including possible unfavorable regulatory, pricing and reimbursement, legal, political, tax and labor conditions, which could harm our business. We are also conducting and in the future plan to continue to conduct clinical trials of product candidates in Israel. We are subject to numerous risks associated with international business activities in Israel and elsewhere, including:

•	compliance with differing or unexpected regulatory requirements for our products;

•	compliance with Israeli laws with respect to our wholly-owned subsidiary, Immune Pharmaceuticals Ltd.;

•	difficulties in staffing and managing foreign operations;

•	foreign government taxes, regulations and permit requirements;

•	U.S. and foreign government tariffs, trade restrictions, price and exchange controls and other regulatory requirements;

•	economic weakness, including inflation, natural disasters, war, events of terrorism or political instability in particular foreign countries;

•	fluctuations in currency exchange rates, which could result in increased operating expenses and reduced revenues;

•	compliance with tax, employment, immigration and labor laws, regulations and restrictions for employees living or traveling abroad;

•	changes in diplomatic and trade relationships; and

•	challenges in enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States.

These and other risks associated with our international operations in Russia and elsewhere may materially adversely affect our business, financial condition and results of operations.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our current and future contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we are not aware of any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on third parties to manufacture our product candidates and conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our product candidates could be delayed.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

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Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our estimates of future performance; the potential value created by the Merger for our stockholders; the potential of the combined company’s technology and products; the ability to raise capital to fund our operations and business plan; the continued listing of our securities on the NASDAQ Capital Market; market acceptance of our products; our ability to protect intellectual property rights; competition from other providers and products; the ability to license and monetize the developed products; our financial condition, financing requirements, prospects and cash flow; and expectations regarding potential growth. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•      the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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•       if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated restated bylaws and warrants, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 225,000,000 shares of common stock, par value $0.0001 per share, 4,985,000 shares of preferred stock, par value $0.0001 per share, of which 15,000 are authorized shares of Series C 8% Convertible Preferred Stock, par value $0.0001. As of September 30, 2014, we had 17,944,839 shares of common stock outstanding held by 96 stockholders of record and 3,884 shares of Series C 8% Convertible Preferred Stock outstanding, which are convertible into an aggregate of 1,433,100 shares of our common stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to 4,985,000 shares of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of our preferred stock.

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Series C 8% Convertible Preferred Stock

In March 2014, we raised $10,680,000 (“March 2014 Financing”) through the sale of our newly designated Series C 8% Convertible Preferred Stock (the “Preferred C Stock”), convertible into shares of the Company’s common stock, at an initial conversion price per share equal to the lower of $3.40 and 85% of the offering price in a future public equity offering of at least $10,000,000 a five-year warrant to purchase 50% or 100% (as per the agreement with each investor) of a share of common stock at an exercise price equal to the lower of $4.25 and 125% of the conversion price of the Preferred Stock then in effect, and a five-year warrant to purchase 50% or 100% (as per the agreement with each investor) of its shares of common stock, at an exercise price equal to the lower of $5.10 and 150% of the conversion price of the Preferred C Stock then in effect (collectively, the “March 2014 Warrants”).

Our Series C 8% Preferred Stock (“Preferred C Stock”) has the powers, designations, preferences and other rights as set forth in the Corporation’s Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (“Certificate of Designations”), which rights include, among other things, the right to participate in any dividends and distributions paid to common stockholders on an as-converted basis.

We initially issued 10,680 units, consisting of one share of Preferred C Stock and two types of warrants. Each share of Preferred C Stock were convertible into an aggregate of 10,680,000 shares of our common stock (subject to a provision that restricts conversion in the event the holder will acquire beneficial ownership of more than 9.99% of our common stock after such conversion) but were initially non-voting, except as required by law.

On June 23, 2014, the Preferred C Stockholders agreed to amend the Corporation’s Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred C Stock (“Certificate of Designations”). Pursuant to the amendment, the holders of the Preferred C Stock are entitled, subject to the limitations on beneficial ownership contained in the Certificate of Designation, to vote on all matters as to which holders of the Company’s shares of common stock (the “Common Stock”) are entitled to vote. Each share of Preferred C Stock entitles its holder to such number of votes per share equal to the number of shares of Common Stock which would be obtained upon the conversion of such share of Preferred C Stock as if converted at market value of the Common Stock on the date of issuance. In addition, pursuant to the amendment, in the event of future adjustments, the conversion price of the Preferred C Stock will not be less than $0.25. As a result of the amendment, all then outstanding Preferred C Stock, in the total value of $1,887,000 were reclassified from mezzanine equity into the stockholders equity of the Company.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

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Transfer Agent and Registrar

The transfer agent and registrar for any preferred stock we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

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If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

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•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, preferred stock, common stock, rights or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

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We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

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•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

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Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been information that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

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EXPERTS

The consolidated balance sheets of Immune Pharmaceuticals Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2013, and for the cumulative period from inception (July 11, 2010) to December 31, 2013, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.Immunepharmaceuticals.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on April 9, 2014, as amended by Form 10-K/A filed on April 24, 2014 and October 3, 2014;

•	our Quarterly Reports on Form 10-Q filed on May 20, 2014 and August 14, 2014;

•	our Current Reports on Form 8-K filed on March 11, 2014, March 13, 2014, March 20, 2014, April 8, 2014, April 11, 2014, June 6, 2014, June 23, 2014, July 10, 2014, August 14, 2014 and September 8, 2014;

•	our Definitive Proxy Statement relating to our 2014 annual meeting of stockholders filed on July 7, 2014;

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on August 20, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-195251) filed on April 14, 2014 and declared effective by the SEC on April 25, 2014, and any amendment or report filed with the SEC for purposes of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents;

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36602.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Immune Pharmaceuticals Inc., Cambridge Innovation Center, 1 Broadway, 14th Floor, Cambridge, MA 02142 or call (914) 606-3500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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 IMMUNE PHARMACEUTICALS INC.

Up to 40,593,625 Shares of Common Stock

Prospectus Supplement

November 21, 2016